EXHIBIT NO. 10.1
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                                 LOAN AGREEMENT



                           Dated as of March 10, 2003



                                     Between



                          330 N. WABASH AVENUE, L.L.C.,
                                   as Borrower



                                       and



                            LEHMAN BROTHERS BANK FSB

                                    as Lender








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







                                TABLE OF CONTENTS

                                                                           Page


I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................1
  Section 1.1   Definitions..................................................1
  Section 1.2   Principles of Construction..................................20


II.   GENERAL TERMS 21
  Section 2.1   Loan Commitment; Disbursement to Borrower...................21
  Section 2.2   Interest; Loan Payments; Late Payment Charge................21
  Section 2.3   Prepayments.................................................25
  Section 2.4   Extension of Maturity Date..................................27
  Section 2.5   Release.....................................................28
  Section 2.6   Manner of Making Payments; Cash Management..................28
  Section 2.7   Interest Rate Cap Agreement.................................29


III.  CONDITIONS PRECEDENT..................................................31
  Section 3.1   Conditions Precedent to Closing.............................31


IV.   REPRESENTATIONS AND WARRANTIES........................................34
  Section 4.1   Borrower Representations....................................34
  Section 4.2   Survival of Representations.................................44
  Section 4.3   Scope of Representations and Warranties.....................44


V.    BORROWER COVENANTS....................................................44
  Section 5.1   Affirmative Covenants.......................................44
  Section 5.2   Negative Covenants..........................................52


VI.   INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS...................56
  Section 6.1   Insurance...................................................56
  Section 6.2   Casualty....................................................60
  Section 6.3   Condemnation................................................60
  Section 6.4   Restoration.................................................61


VII. RESERVE FUNDS 65
  Section 7.1   Required Repair Funds.......................................65
  Section 7.2   Tax, Insurance and Ground Rent Escrow Fund..................66
  Section 7.3   Rollover Reserve............................................67
  Section 7.4   Asbestos Abatement Reserve..................................69
  Section 7.5   Reserve Funds, Generally....................................70


VIII. DEFAULTS  70
  Section 8.1   Event of Default............................................70
  Section 8.2   Remedies....................................................73
  Section 8.3   Remedies Cumulative; Waivers................................74


IX.   SPECIAL PROVISIONS....................................................74
  Section 9.1   Sale of Notes and Securitization............................74
  Section 9.2   Securitization Indemnification..............................76
  Section 9.3   Intentionally Omitted.......................................78
  Section 9.4   Exculpation.................................................78
  Section 9.5   Termination of Manager......................................80
  Section 9.6   Servicer....................................................80
  Section 9.7   Ground Lease Provisions.....................................80


X.    MISCELLANEOUS 84
  Section 10.1  Survival....................................................84
  Section 10.2  Lender's Discretion.........................................84
  Section 10.3  Governing Law...............................................84
  Section 10.4  Modification, Waiver in Writing.............................85
  Section 10.5  Delay Not a Waiver..........................................85
  Section 10.6  Notices.....................................................86
  Section 10.7  Trial by Jury...............................................87
  Section 10.8  Headings....................................................87
  Section 10.9  Severability................................................87
  Section 10.10 Preferences.................................................87
  Section 10.11 Waiver of Notice............................................87
  Section 10.12 Remedies of Borrower........................................88
  Section 10.13 Expenses; Indemnity.........................................88
  Section 10.14 Schedules Incorporated......................................89
  Section 10.15 Offsets, Counterclaims and Defenses.........................89
  Section 10.16 No Joint Venture or Partnership;
                  No Third Party Beneficiaries..............................89
  Section 10.17 Publicity...................................................90
  Section 10.18 Waiver of Marshalling of Assets.............................90
  Section 10.19 Waiver of Counterclaim......................................90
  Section 10.20 Conflict; Construction of Documents; Reliance...............90
  Section 10.21 Brokers and Financial Advisors..............................91
  Section 10.22 Component Notes. ...........................................92
  Section 10.23 Mezzanine Loan Option.......................................92
  Section 10.24 Prior Agreements............................................93

                                    SCHEDULES

Schedule I    -     Leases; Assignments and Subleases
Schedule II   -     Required Repairs; Deadlines for Completion
Schedule III  -     Organizational Structure
Schedule IV   -     Description of Ground Lease

Schedule V    -     Reserved

Schedule VI   -     Unfunded Tenant Allowances

Schedule VII  -     Requirements for Replacement Interest Rate Cap Agreements

Schedule VIII -     Form of Assignment of Interest Rate Cap Agreement

Schedule IX   -     Identification of the IBM Lease

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of March 10, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at Brandywine Building, 1000 West Street, Suite 200, Wilmington, Delaware 19801 ("Lender") and 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("Borrower").


                            W I T N E S S E T H :
                            - - - - - - - - - -


     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1 Definitions.

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Acceptable Counterparty" means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than "AA" by S&P and Fitch (if rated by Fitch) and "Aa2" from Moody's.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

     "Agent" shall mean any Eligible Institution acting as Agent under the Cash Management Agreement.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Alterations Threshold Amount" shall have the meaning set forth in Section 5.1.21.

     "Annual Budget" shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

     "Applicable Interest Rate" shall mean the Floating Rate.


     "Approved Bank" shall mean a bank or other financial institution which has a minimum long-term unsecured debt rating of at least "AA" by the Rating Agency or Rating Agencies, as applicable.

     "Asbestos Abatement Costs" shall mean the costs of abating asbestos at the Property in connection with re-leasing of portions of the Property.

     "Asbestos Abatement Deposit" shall mean $125,000.

     "Asbestos  Abatement  Reserve  Account" shall have the meaning set forth in
Section 7.4.1 hereof.

     "Asbestos  Abatement  Reserve  Fund"  shall have the  meaning  set forth in
Section 7.4.1 hereof.

     "Assignment of Agreements" shall mean that certain first priority Assignment of Personal Property Leases, Service Agreements, Permits, Licenses, Franchises and Other Agreements dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to all assignable licenses, permits and contracts necessary for the use and operation of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Interest Rate Cap Agreement" shall have the meaning set forth in Section 2.7 hereof.

     "Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assumed Note Rate" shall have the meaning set forth in Section 2.3.1(c) hereof.

     "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

     "Basic Carrying Costs" shall mean, the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums and (iii) Other Charges.

     "Breakage Costs" shall have the meaning set forth in Section 2.2.7(g) hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

     "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

     "Cash Collateral Account" shall have the meaning set forth in Section 2.6.1 hereof.

     "Cash Management Agreement" shall mean that certain Cash Management Agreement by and among Borrower, Manager, Agent and Lender, dated the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

     "Casualty" shall have the meaning set forth in Section 6.2 hereof.

     "Casualty Consultant" shall mean with respect to a particular project, an independent architect or engineer, as appropriate for such project, selected by Borrower, licensed or registered to practice in City of Chicago, State of Illinois and having at least five (5) years' experience in respect of the subject matter of such project.

     "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "Closing Date" shall mean the date the Loan is disbursed by Lender.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

     "control" (and the correlative terms "controlled by" and "controlling") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

     "Counterparty" means the Person which is the issuer of the Interest Rate Cap Agreement.

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

     "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

     "Debt Service Payment Amount" shall mean the interest for the applicable Interest Period at the Applicable Interest Rate.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

     "Determination Date" shall mean with respect to any Interest Period, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) calendar day of the month in which such Interest Period commenced.

     "Disclosure Document" shall have the meaning set forth in Section 9.2(a) hereof.

     "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and, if rated by Fitch, F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by S&P and Fitch (if rated by Fitch) and "Aa2" by Moody's).

     "Embargoed  Person"  shall have the  meaning  set forth in  Section  4.1.37 hereof.

     "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower, dated the date hereof, in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Equity Holder" shall have the meaning set forth in Section 5.2.13(g) hereof.

     "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Extension Fee" shall mean an amount equal to 0.25% of the outstanding principal balance of the Loan on the date the Extension Fee is payable.

     "Extension Option" shall have the meaning set forth in Section 2.4 hereof.

     "First Extended Maturity Date" shall mean March 9, 2007, or if March 9, 2007 is not a Business Day, the first Business Day preceding March 9, 2007.

     "First  Required  Additional  Deposit"  shall have the meaning set forth in
Section 7.3.2(a) hereof.

     "First Rollover Trigger Date" shall mean the Payment Date occurring in August, 2005.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "Fitch" shall mean Fitch IBCA, Inc.

     "Floating Rate" shall mean (A) as to the portion of the outstanding principal balance of the Loan equal to or less than $160,000,000.00, a fluctuating rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate and (y) 2.00% plus (ii) the LIBOR Spread, as such rate may change on each Determination Date for the next succeeding Interest Period and (B) as to any portion of the outstanding principal balance of the Loan in excess of $160,000,000.00, a fluctuating rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate and (y) 3.00% plus (ii) the LIBOR Spread, as such rate may change on each Determination Date for the next succeeding Interest Period; provided, however, that the Floating Rate for the Loan for the Interest Period for the period commencing on the date hereof through and including March 14, 2003 shall be 4.85% with respect to the portion of the Loan described in clause (A) above and 5.85% with respect to the portion of the Loan described in clause (B) above.

     "Foreign Taxes" shall have the meaning set forth in Section 2.2.7 hereof.

     "GAAP" shall mean generally accepted accounting principles, consistently applied, in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession as in effect from time to time.

     "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges payable to Borrower, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, any disbursements to Borrower from the Reserve Funds and any portion of the upfront fee paid by Exelon Thermal Technologies, Inc., formerly Unicom Thermal Technologies, Inc. ("Exelon") in connection with the easement granted under the Easement Agreement dated as of December 30, 1999 (as amended or otherwise modified), between Borrower and Exelon that is required to be accounted for during that period. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof. In calculating Gross Income from Operations, the effects, if any, of "straight-lining" of rents shall be eliminated.

     "Ground  Lease"  shall mean that  certain  lease  described in Schedule IV,
together  with  all  amendments,  modifications,   extensions  and  replacements
thereof.

     "Ground Lease Parcel" shall mean that portion of the Property leased to Borrower pursuant to the Ground Lease.

     "Ground Rents" shall mean the rents payable by Borrower pursuant to the Ground Lease.

     "Guarantor" shall mean Prime Group Realty, L.P., a Delaware limited partnership.

     "IBM" shall mean the lessee under the IBM Lease.

     "IBM Lease" shall mean that lease more particularly identified on Schedule IX attached hereto.

     "IBM Lease Renewal Event" shall mean the exercise by IBM of the option to renew in its entirety the IBM Lease upon the terms and conditions set forth in the IBM Lease.

     "IBM Space" shall mean the portion of the Property consisting of 280,670 rentable square feet occupied by IBM on the Closing Date pursuant to the IBM Lease.

     "Improvements" shall have the meaning set forth in the granting clause of the Mortgage.

     "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed; provided that Taxes will not be considered Indebtedness.

     "Independent Manager" shall mean a natural Person who has been provided to Borrower by a nationally-recognized company that provides professional independent directors (and similar Persons) and who is not at the time of initial appointment, or at any time while serving as a non-member manager of the board of managers of Borrower, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Manager of Borrower or an independent director or manager of any Affiliate), officer, employee, partner, member (other than as a special member), attorney or counsel of Borrower or its Affiliates; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or its Affiliates (other than his or her service as an Independent Manager); (c) an Affiliate of any such stockholder, partner, member, creditor, customer, supplier or other Person (other than his or her service as an Independent Manager or special member of Borrower or an independent director or manager or special member of any Affiliate); (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other Person; or (e) a Person controlling or under common control with any Person excluded from serving as an Independent Manager under clauses (i) through (iv), inclusive, above.

     "Indemnified Liabilities" shall have the meaning set forth in Section 10.13(b) hereof.

     "Initial Maturity Date" shall mean March 9, 2006.

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Interest Period" means, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the fifteenth (15th) day of the prior calendar month to and including the fourteenth (14th) day of the calendar month in which the applicable Payment Date occurs; provided, however, that with respect to the Payment Date occurring in March, 2003, the Interest Period shall be the period commencing on the Closing Date to and including March 14, 2003. Each Interest Period, except for the Interest Period ending March 14, 2003, shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

     "Interest Rate Cap Agreement" shall mean an interest rate cap agreement or similar agreement reasonably acceptable to Lender (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.7. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term "Interest Rate Cap Agreement" shall be deemed to mean such Replacement Interest Rate Cap Agreement.

     "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lehman" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lehman Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement purportedly executed by an officer of Lender stating it has the right to draw thereon and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

     "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

     "LIBOR Rate" shall mean for each Interest Period, the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related Determination Date on Telerate Page 3750.

     If, as of such time on any Determination Date, no quotation is given on Telerate Page 3750, then Lender shall establish the LIBOR Rate on such Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such Determination Date.

     (i) If two or more Reference Banks provide such offered quotations, then the LIBOR Rate for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%).

     (ii) If only one or none of the Reference Banks provides such offered quotations, then the LIBOR Rate for the next Interest Period shall be the Reserve Rate.

     (iii) If on any Determination Date, Lender is required but is unable to determine the LIBOR Rate in the manner provided in paragraphs (i) and (ii) above, the LIBOR Rate for the next Interest Period shall be the LIBOR Rate as determined on the preceding Determination Date.

     The establishment of the LIBOR Rate on each Determination Date by Lender shall be final and binding absent manifest error.

     "LIBOR Business Day" means a day upon which United States dollar deposits may be dealt in on the London and the New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

     "LIBOR  Spread"  shall mean two  hundred  eighty-five  (285)  basis  points
(2.85%).

     "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

     "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or against Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Assignment of Agreements, the Assignment of Interest Rate Cap Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Non-Recourse Guaranty, the Cash Management Agreement, the Lockbox Agreement and all other documents evidencing and/or securing the Loan.

     "Lockbox Account" shall have the meaning set forth in Section 2.6.1 hereof.

     "Lockbox Agreement" shall mean that certain Lockbox Agreement by and among Borrower, Lender and Lockbox Bank pertaining to the Lockbox Account, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Lockbox  Bank" shall mean either (i) LaSalle Bank National  Association or
(ii) any Eligible Institution selected by Borrower pursuant to the terms of the Cash Management Agreement at which the Lockbox Account is maintained.

     "Management Agreement" shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

     "Manager" shall mean Prime Group Realty, L.P. or an Affiliate of Prime Group Realty, L.P. or any of their permitted successors and assigns.

     "Material Adverse Effect" shall mean any material adverse effect upon (a) the business operations, economic performance, assets or condition (financial or otherwise) of Borrower, (b) the ability of Borrower to perform, in all material respects, its obligations under the Loan Documents, (c) the enforceability or validity of the Loan Documents or the perfection or priority of the Liens created under the Loan Documents, (d) the value of, or cash flow from, the Property or the operations thereof or (e) the rights, interests and remedies of Lender under the Loan Documents.

     "Material Lease Threshold" shall mean net rentable area equal to or in excess of one floor.

     "Maturity Date" shall mean the Initial Maturity Date or, upon an exercise of the first Extension Option set forth in Section 2.4 of this Agreement, the First Extended Maturity Date, or, upon an exercise of the second Extension Option set forth in Section 2.4 of this Agreement, the Second Extended Maturity Date or such other date on which by acceleration or otherwise the principal sum of this Note becomes due and payable.

     "Maximum Legal Rate" shall mean the maximum nonusurious per annum interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Maximum   Rollover  Required  Deposit"  shall  mean  an  amount  equal  to
$15,000,000.00, including any amounts deposited by Borrower into the Rollover Reserve Account and disbursed by Lender to Borrower.

     "Mezzanine Borrower" shall have the meaning set forth in Section 10.23 hereof.

     "Mezzanine Loan" shall have the meaning set forth in Section 10.23 hereof.

     "Mezzanine  Option"  shall  have the  meaning  set forth in  Section  10.23 hereof.

     "Minimum Rollover Required Deposit" shall mean an amount equal to the sum of (i) $6,000,000.00 plus (ii) the amount of Rollover Costs theretofore incurred or reasonably estimated by Lender to be incurred by Borrower in connection with the IBM Lease Renewal Event.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean that certain first priority Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Mortgage  Borrower"  shall have the  meaning  set forth in  Section  10.23 hereof.

     "Mortgage Lender" shall have the meaning set forth in Section 10.23 hereof.

     "Mortgage Loan" shall have the meaning set forth in Section 10.23 hereof.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

     "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "Nonconsolidation Opinion" shall mean (i) that certain opinion letter dated the date hereof to be delivered by Jones Day to Lender in connection with the Loan and (ii) with respect to any Nonconsolidation Opinion required to be delivered after the Closing Date, an opinion of Jones Day or other competent counsel selected by Borrower in form and substance reasonably satisfactory to the Rating Agencies stating that, in the event a case were to be instituted in respect of certain holder(s) of direct or indirect equity interests in Borrower under the Bankruptcy Code, Title 11 of the United States Code, the court having jurisdiction over the case would not order the substantive consolidation of such holder(s) with Borrower.

     "Non-Recourse Guaranty" shall mean that certain Guaranty of Non-Recourse Carve-outs dated the date hereof made by Guarantor in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Note" shall mean that certain note of even date herewith in the principal amount of One Hundred Ninety Five Million and No/100 Dollars ($195,000,000), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Prime Group Realty Trust or its successors or assigns.

     "Operating Expenses" shall mean the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, and other similar costs, but excluding depreciation, Debt Service, any write-off for bad debt and any security, utility or other deposit to the extent that such deposit is returned or otherwise utilized.

     "Other Charges" shall mean all ground rents (including under the Ground Lease), maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

     "Payment Date" shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

     "Permitted Encumbrances" shall mean collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, (e) rights of tenants under Leases permitted under this Agreement, (f) zoning, building and other similar restrictions pursuant to Legal Requirements, (g) Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP and (h) any attachment or judgment Lien unless the judgment it secures has not, within thirty (30) days after entry of such judgment, been discharged or execution stayed pending appeal, or has not been discharged within thirty (30) days after the expiration of such stay.

     "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a scheduled maturity date not later than the Business Day immediately prior to the day on which the funds are needed for payment of an obligation for which the applicable account was established and meeting one of the appropriate standards set forth below:


     (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (ii) Federal Housing Administration debentures;

     (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

     (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency; provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Owner" shall mean a Person who satisfies (i), (ii) or (iii) below:

     (i) a Qualified Transferee;

     (ii) any Person, prior to a Securitization, approved by Lender (such approval not to be unreasonably withheld) or, regarding which, after a Securitization, Lender has received confirmation from the Rating Agencies that such transfer shall not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Securities; or

     (iii) Sponsor.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.

     "Physical Conditions Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its reasonable discretion, which report shall, among other things, (a) confirm that the Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on the Property to the extent available.

     "Policies" shall have the meaning specified in Section 6.1(b) hereof.

     "Post-Possession Re-Leasing Escrow Deposit" shall have the meaning set forth in Section 5.1.13.

     "Prepayment Release Date" shall mean March 9, 2004.

     "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate." If The Wall Street Journal ceases to publish the "Prime Rate," the Lender shall select an equivalent publication that publishes such "Prime Rate," and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

     "Prime Rate Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate plus the Prime Rate Spread.

     "Prime Rate Spread" shall mean the difference (expressed as the number of basis points) between (a) LIBOR Rate plus the LIBOR Spread on the date LIBOR Rate was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR Rate was last applicable to the Loan; provided, however, in no event shall such difference be a negative number and provided further however, that the Prime Rate Spread shall, to the extent practicable, take into account any minimum interest rate applicable to the Loan.

     "Property" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower (or with respect to the Ground Lease Parcel, leased to Borrower pursuant to the Ground Lease) and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the "Property".

     "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

     "Qualified Transferee" shall mean any one of the following Persons:

     (i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

     (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

     (iii)an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

     (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

     (v) any Person (a) with a long-term unsecured debt rating from each of the Rating Agencies of at least investment grade or (b) who (i) owns or operates at least five (5) first class office buildings totaling at least five (5) million square feet of gross leasable area, (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion.

     "Qualifying Manager" shall mean any Affiliate or Borrower or Guarantor or a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the Property, provided that (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such entity which consent shall not be unreasonably withheld and (b) after a Securitization, Borrower shall have obtained prior written confirmation from the Rating Agencies that management of the Property by such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Securities issued pursuant to the Securitization.

     "Rating Agencies" shall mean each of S&P, Moody's, Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "Reference Bank" means a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from the Telerate Page 3750 or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

     "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

     "Rents" shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance.

     "Replacement  Interest  Rate  Cap  Agreement"  means an  interest  rate cap agreement or similar agreement reasonably acceptable to Lender from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Section 2.7; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a "Replacement Interest Rate Cap Agreement" shall be such interest rate cap agreement approved in writing by the Rating Agencies with respect thereto.

     "Required Repair Account" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repair Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required  Repairs"  shall  have the  meaning  set forth in  Section  7.1.1 hereof.

     "Reserve Funds" shall mean the Tax, Insurance and Ground Rent Escrow Fund, the Required Repair Fund, the Rollover Reserve Fund, the Asbestos Abatement Reserve Fund or any other escrow fund established by the Loan Documents.

     "Reserve Rate" means the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks selected by Lender are quoting as of 11:00 a.m. (New York time) on such Determination Date to leading European banks.

     "Restoration" shall have the meaning set forth in Section 6.2 hereof.

     "Rollover Costs" shall mean the costs of tenant improvements, leasing commissions and other costs incurred by Borrower in connection with re-leasing of portions of the Property.

     "Rollover Reserve Account" shall have the meaning set forth in Section 7.3 hereof.

     "Rollover Reserve Deposit" shall mean:

     (i) for the period commencing on the Payment Date occurring in January, 2004, until the Payment Date occurring in July, 2005, an amount equal to the Net Cash Flow After Debt Service for the prior month, not to exceed $450,000.00; provided, however, if the Net Cash Flow After Debt Service for any month is less than $450,000.00, the amount of such difference between $450,000.00 and the actual Net Cash Flow After Debt Service for such month shall accrue and be funded in subsequent months from the amount by which the Net Cash Flow After Debt Service in such subsequent month exceeds $450,000.00; and

     (ii) for the period commencing on the Payment Date occurring in August, 2005, until the Payment Date occurring in July, 2006, an amount equal to the Net Cash Flow After Debt Service for the prior month.

     "Rollover Reserve Fund" shall have the meaning set forth in Section 7.3 hereof.

     "Rollover Reserve Termination Date" shall mean:

     (i) in the event that an IBM Lease Renewal Event has occurred prior to August 1, 2005, the Payment Date next following the date that the amount deposited by Borrower into the Rollover Reserve Account first equals or exceeds the Minimum Rollover Required Deposit; and

     (ii) in the event that an IBM Lease Renewal Event has not occurred prior to August 1, 2005, the Payment Date next following the date that the amount deposited by Borrower into the Rollover Reserve Account first equals or exceeds the Maximum Rollover Required Deposit.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

     "Second Extended Maturity Date" shall mean March 9, 2008 or if March 9, 2008 is not a Business Day the first Business Day preceding March 9, 2008.

     "Second  Required  Additional  Deposit" shall have the meaning set forth in
Section 7.3.2(b) hereof.

     "Second Rollover Trigger Date" shall mean the Payment Date occurring in August, 2006.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Servicer" shall have the meaning set forth in Section 9.6 hereof.

     "Servicing  Agreement"  shall have the  meaning  set forth in  Section  9.6 hereof.

     "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

     "Sponsor"  shall  mean  Prime  Group  Realty,   L.P.,  a  Delaware  limited
partnership.

     "State" shall mean the State of Illinois.

     "Strike Price" shall mean 6.60% per annum.

     "Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

     "Tax, Insurance and Ground Rent Escrow Fund" shall have the meaning set forth in Section 7.2.1 hereof.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, but shall not include (a) income, gross receipts and similar taxes imposed upon Lender or any tax imposed in lieu of and as a direct substitute for any such income, gross receipts and similar taxes, and/or (b) any taxes levied or assessed in connection with Lender's transfer, Securitization or syndication of all or any part of its interest in the Loan.

     "Title Insurance Policy" shall mean an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State.

     "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Unfunded Tenant Allowances" shall mean the amounts specifically set forth in any Lease as a payment to or reimbursement due to a tenant from Borrower for costs incurred to finish, "build out" or furnish such tenant's applicable leased premises; the Unfunded Tenant Allowances on the Closing Date are set forth on
Schedule VI.

     "U.S. Obligations" shall mean direct non-callable obligations of the United States of America. Section 1.2 Principles of Construction.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II. GENERAL TERMS

     Section 2.1 Loan Commitment; Disbursement to Borrower.

     2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

     2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

     2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property or the Borrower, and (f) distribute the balance, if any, to Borrower to be used by Borrower or distributed by Borrower to Affiliates.

 Section 2.2 Interest;  Loan Payments;  Late  Payment  Charge.

     2.2.1 Interest Generally. Interest on the outstanding principal amount of the Loan shall accrue at the Applicable Interest Rate and shall be calculated in accordance with Section 2.2.2. On the Payment Date occurring in April, 2003, Borrower will pay to Lender, in addition to the Debt Service Payment Amount, an amount equal to the interest which will accrue on the Loan from the Closing Date through and including March 14, 2003. Monthly installments of the Debt Service Payment Amount shall be paid on each monthly Payment Date commencing on April 9, 2003 and on each succeeding Payment Date up to and including the Maturity Date. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)). Each installment of the Debt Service Payment Amount shall be applied to interest at the Floating Rate for the applicable Interest Period.


     2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the then-outstanding principal balance of the Loan.


     2.2.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

     2.2.4 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall (i) accrue at the Default Rate, calculated from the date such payment was due until the earliest of the date the Event of Default is cured or waived, the date upon which the Debt is paid in full or the date that Lender otherwise elects and (ii) be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening and during the continuance of any Event of Default.


     2.2.5 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, upon election of Lender Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.


     2.2.6 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal on the date such payments were made and not on account of the interest due hereunder. Any payments of principal deemed made pursuant to the previous sentence will not be subject to any penalty or premium (notwithstanding Section 2.3.1 hereof to the contrary) and, if any such payments are deemed made, Lender will recalculate the interest that should have been paid after such payment and Borrower's next occurring interest payment will be reduced accordingly. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     2.2.7 Determination of Interest Rate. (a) Subject to the terms and conditions of this Section 2.2.7, the Loan shall bear interest at the Floating Rate.

     (b) In the event that Lender shall have reasonably determined that by reason of circumstances affecting the interbank eurodollar market LIBOR Rate cannot be determined as provided in the definition of LIBOR Rate as set forth herein, then Lender shall forthwith give notice by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the Interest Period in which such fact shall be determined. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Loan.

     (c) If, pursuant to the terms of Section 2.2.7 (b) above, the Loan has been converted to a Prime Rate Loan but thereafter LIBOR Rate can again be determined as provided in the definition of LIBOR Rate as set forth herein, Lender shall give notice thereof to Borrower and convert the Prime Rate Loan back to a loan bearing interest at the Floating Rate by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), one (1) Business Days prior to the next succeeding Determination Date, in which event the Prime Rate Loan shall be converted to a loan bearing interest at the Floating Rate from, after and including the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert the Loan bearing interest at the Floating Rate to a Prime Rate Loan.


     (d) With respect to the Floating Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or similar taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "Foreign Taxes"), excluding income, gross receipts, franchise and other similar taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or any other jurisdiction or any tax imposed, levied or assessed in connection with Lender's transfer, Securitization or syndication of all or any part of the Loan (it being understood that Lender shall be liable for such taxes). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Except to the extent due to or caused by Lender's negligence or willful misconduct, Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender shall use reasonable efforts to minimize the amount of any Foreign Tax payable including making any filings necessary to maintain any legally available exemptions from withholding tax and assigning the Loan (or any part thereof) to any branch of Lender eligible for such exemption. Lender shall notify Borrower of any Foreign Tax at least five (5) Business Days before such tax is due.


     (e)  If  any   requirement  of  law,  or  any  change  therein  or  in  the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain the Floating Rate as contemplated hereunder, (i) the obligation of Lender hereunder to maintain the Floating Rate or to convert a Prime Rate Loan to the Floating Rate shall be canceled forthwith and (ii) any portion of the Loan bearing interest at the Floating Rate shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding
Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs actually incurred by Lender in making any conversion in accordance with this Section 2.2.7(e), including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan at the Floating Rate hereunder; provided that Lender shall use commercially reasonable efforts to minimize such amounts. Lender's notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and shall be conclusive absent manifest error.


     (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

     (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR Rate hereunder;

     (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender would have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material; or

     (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder; then, in any such case, Borrower shall promptly pay Lender, upon demand, any reasonable additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Borrower shall not be required to pay same unless (a) they are the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender's special circumstances or (b) such amounts are being charged by Lender to its other borrower having credit facilities similar to the Loan. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.7(f), Lender shall provide Borrower with not less than thirty (30) days' written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount; provided that Lender shall use reasonable efforts to minimize such amounts to the extent permitted by applicable law. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Subject to Section 2.2.7(h) hereof, this provision shall survive payment of the Loan and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.


     (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential or punitive damages and any loss of the LIBOR Spread on the Loan) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on at the Floating Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds actually obtained by it in order to maintain the Floating Rate hereunder, (ii) any mandatory prepayment of the Loan at the Floating Rate on a day that is not a Payment Date, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds actually obtained by it in order to maintain the Floating Rate hereunder and (iii) the conversion pursuant to the terms hereof of the Floating Rate to the Prime Rate Loan on a date other a Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds actually obtained by it in order to maintain the Floating Rate hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender's willful misconduct or gross negligence. Lender shall use reasonable efforts to minimize Breakage Costs. Lender will provide to Borrower a statement of such Breakage Costs and the calculation thereof in reasonable detail which statement shall be inclusive and binding on all parties hereto absent manifest error. This provision shall survive payment of the Loan in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. In no event shall Borrower be obligated to pay Breakage Costs in connection with a prepayment if Borrower pays to Lender interest on the outstanding principal amount of the Loan as set forth in Section 2.3.


     (h) Lender  shall not be  entitled to claim  compensation  pursuant to this
Section 2.2.7 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.7, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date (but not earlier than the effective date of such change in law or circumstance) provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.

     Section 2.3 Prepayments.

     2.3.1 Voluntary Prepayments.

     (a) Except as otherwise provided in this Section 2.3 and Section 2.2.7, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Prepayment Release Date.

     (b) From and after the Prepayment Release Date, but not prior thereto, Borrower may prepay the Debt in whole or in part, without any premium or penalty provided that, subject to the provisions of clause (c) of this Section 2.3.1, and whether or not such prepayment shall occur on a Payment Date, Borrower shall pay to Lender, simultaneously with such prepayment, the interest that would have accrued at the Floating Rate on the amount then prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment. Such prepayment shall be applied, first, to interest on the principal amount of the Loan being prepaid that would have accrued at the Floating Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and second to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and finally to the outstanding principal balance of the Loan provided however such amount shall be applied first to the payment of the portion of the principal balance of the Loan that accrues interest at a fluctuating rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate and (y) 2.00% plus (ii) the LIBOR Spread, as such rate may change on each Determination Date for the next succeeding Interest Period until such amount is paid in full and thereafter to the balance of the Loan.

     (c) In addition to the provisions of clause (b) of this Section 2.3.1, it is agreed that in the event that the Debt is prepaid during the period commencing on the first day after a Payment Date and ending on (but including) the last day of Interest Period in which such prepayment occurs (e.g., assuming solely for the purposes of illustration, that the Payment Date is a Business Day, the 10th, 11th, 12th, 13th and 14th day, inclusive, of each month), Borrower will pay to Lender, simultaneously with such prepayment, interest on the principal amount of the Loan prepaid through the last day of the Interest Period immediately following the Interest Period in which such prepayment occurs, calculated at the Floating Rate. In the event that such prepayment occurs prior to the Determination Date for the Interest Period immediately following the Interest Period in which such prepayment occurs, it may be impossible at such time for Borrower and Lender to calculate with certainty the interest that would have accrued at the Floating Rate on the amount then prepaid through the end of the Interest Period following the Interest Period in which such prepayment occurs. Accordingly, in the event that the Debt is prepaid prior to the Determination Date applicable to the Interest Period following the Interest Period in which such prepayment occurs, the interest that would have accrued at the Floating Rate on the amount then prepaid through the end of the Interest Period following the Interest Period in which such prepayment occurs shall be calculated based on an interest rate (the "Assumed Note Rate") equal to the sum of (i) the LIBOR Rate applicable to the Interest Period in which such prepayment occurs, plus (ii) the LIBOR Spread, plus (iii) 1.00%. Thereafter, on the Determination Date applicable to the Interest Period following the Interest Period in which such prepayment occurs, Lender shall determine the Floating Rate as if such prepayment had not occurred. If it is determined by Lender that the Floating Rate for the Interest Period following the Interest Period in which such prepayment occurs is less than the Assumed Note Rate, Lender shall promptly refund to Borrower, without interest, an amount equal to the difference between the interest paid by Borrower for the Interest Period following the Interest Period in which such prepayment occurs calculated at the Assumed Note Rate and the amount of interest for said Interest Period calculated at the actual Floating Rate. Alternatively, in the event that it is determined that the actual Floating Rate applicable to the Interest Period following the Interest Period in which such prepayment occurs is greater than the Assumed Note Rate, Borrower shall promptly pay to Lender, without additional interest or other late charges or penalties (and in no event later than the 9th day of the following month) an amount equal to the difference between the interest paid by Borrower for the Interest Period following the Interest Period in which such prepayment occurs on the prepaid amount calculated at the Assumed Note Rate and the amount of interest for said Interest Period calculated at the actual Floating Rate.

     2.3.2 Mandatory Prepayments. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No prepayment premium or other penalty shall be due in connection with a prepayment made pursuant to this Section
2.3.2. Such prepayment shall be applied, first, to interest on the principal amount of the Loan being prepaid that would have accrued at the Floating Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and second to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and finally to the outstanding principal balance of the Loan provided however such amount shall be applied first to the payment of the portion of the principal balance of the Loan that accrues interest at a fluctuating rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate and (y) 2.00% plus (ii) the LIBOR Spread, as such rate may change on each Determination Date for the next succeeding Interest Period until such amount is paid in full and thereafter to the balance of the Loan.

     2.3.3 Prepayments After Default. If prior to the Prepayment Release Date, and following an Event of Default which is continuing, payment of all or any part of the Loan (exclusive of any Debt Service) is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, an amount equal to 1% of the principal amount of the Loan prepaid.

     Section 2.4 Extension of Maturity Date. Borrower shall have two (2) options (each such option is hereafter an "Extension Option") to extend the Maturity Date as set forth in this Section 2.4. The first Extension Option, if exercised by Borrower pursuant to this Section 2.4, shall automatically extend the Maturity Date from the Initial Maturity Date to the First Extended Maturity Date. If Borrower has exercised the first Extension Option described in the preceding sentence to extend the Maturity Date to the First Extended Maturity Date, Borrower shall have a second Extension Option to extend the Maturity Date from the First Extended Maturity Date to the Second Extended Maturity Date. Each exercise of the Extension Options set forth in this Section 2.4 shall be subject to the satisfaction of the following terms and conditions:

     (a) no Event of Default shall have occurred and be continuing on the date that Borrower exercises the Extension Option or on the then-applicable Maturity Date;

     (b) Borrower shall obtain and deliver to Lender, not later than five (5) Business Days prior to first day of the term of the Loan as extended pursuant to the Extension Option then being exercised, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreement shall (i) satisfy the requirements set forth on Schedule VII, (ii) be otherwise reasonably acceptable to Lender, (iii) be effective not later than the effective date of such Extension Option then being exercised and (iv) have a maturity date not earlier than the Maturity Date as extended pursuant to the Extension Option then being exercised by Borrower;

     (c) Borrower shall notify Lender of its election to exercise the applicable Extension Option not later than thirty (30) days prior to the date the Loan is then scheduled to mature; and

     (d) Borrower shall have paid to Lender, on the effective date of such Extension Option then being exercised, the applicable Extension Fee.

     Section 2.5 Release. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Mortgage on the Property. Upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, the Lender's Lien on the Property and other collateral in which a Lien has been granted under the Loan Documents shall terminate and Lender shall, upon the written request and at the expense of Borrower, execute such instruments and other documents necessary to evidence the release of its Lien on the Property and the other collateral in which a Lien has been granted under the Loan Documents.

     Section 2.6 Manner of Making Payments; Cash Management.

     2.6.1 Deposits into Lockbox Account. (a) Borrower shall cause all Rents from the Property to be deposited into a segregated Eligible Account (the "Lockbox Account") with the Lockbox Bank pursuant to the Cash Management Agreement and Borrower shall, and shall cause Manager to (a) deliver irrevocable written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower or Manager constituting Rents or other revenue of any kind from the Property into the Lockbox Account within two (2) Business Days of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom.

     (b) Every Business Day Lockbox Bank shall transfer to an account with the Agent (the "Cash Collateral Account") all funds available in the Lockbox Account; the funds transferred to the Cash Collateral Account shall be applied by Agent as set forth in the Cash Management Agreement.

     (c) Borrower shall pay all reasonable and customary costs and expenses of the Lockbox Bank. Until disbursed, expended or applied, amounts held in the Cash Collateral Account shall constitute additional security for the Debt. Subject to the provisions of Section 9.4 hereof, the insufficiency of funds on deposit in the Lockbox Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstances whatsoever.

     2.6.2 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in lawful money of the United States of America in immediately available funds. System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by prior written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

     2.6.3 Payments Received in the Lockbox Account. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are on deposit in the Lockbox Account or the Cash Collateral Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.


     2.6.4 No Deductions, etc. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

     Section 2.7 Interest Rate Cap Agreement.

     (a) On the Closing Date, Borrower shall obtain and shall thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with Initial Maturity Date of the Loan and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and which shall at all times have a strike rate equal to the Strike Price. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal (if any) of the Loan in accordance with the terms hereof.


     (b) Borrower shall collaterally assign to Lender pursuant to a collateral Assignment of Interest Rate Cap Agreement (the "Assignment of Interest Rate Cap Agreement") in the form annexed hereto as Schedule VIII, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

     (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. The Counterparty shall be directed to deposit directly in the Lockbox Account all amounts payable by the Counterparty under the Interest Rate Cap Agreement; provided, however, in the event that Borrower shall receive any amounts payable by the Counterparty under the Interest Rate Cap Agreement, Borrower shall deposit same within two (2) Business Days into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights in respect of the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify in any material respect any of Borrower's rights thereunder.

     (d) In the event the Counterparty to any Interest Rate Protection Agreement obtained by Borrower in accordance with the terms of this Agreement is not an Acceptable Counterparty after its delivery of such Interest Rate Cap Agreement, Borrower shall replace such Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

     (e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement as and when required hereunder, Lender, upon notice to Borrower, may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

     (f) In connection with initial delivery of an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part:

     (1) that the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

     (2) that the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

     (3) that all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance;

     (4) that the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

     (5) to the extent that any of the requirements on Schedule VII apply to such opinion, that such opinion complies with the relevant provisions of
Schedule VII.

     III. CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to Closing.

     The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

     3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

     3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

     3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

     (a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, Cash Management Agreement and Assignment of Management Agreement.

     (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

     (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey
Responsibilities  and Specifications"  (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance reasonably acceptable to Lender.

     (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all premiums payable for the existing policy period.

     (e) Environmental Reports. Lender shall have received an environmental report in respect of the Property reasonably satisfactory to Lender. (f) Zoning. Lender shall have received an ALTA 3.1 zoning endorsement to the Title Insurance Policy.

     (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

     3.1.4 Intentionally Deleted.


     3.1.5 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its reasonable discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be reasonably requested by Lender.

     3.1.6 Opinions of Borrower's Counsel. Lender shall have received (a) a Nonconsolidation Opinion and (b) an opinion with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel.

     3.1.7 Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

     3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, which amounts may be funded with proceeds of the Loan.

     3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

     3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

     3.1.11 Estoppels. Lender shall have received (a) an executed ground lessor estoppel, which shall be in form and substance reasonably satisfactory to Lender and (b) an executed tenant estoppel letter, which shall be in form and substance reasonably satisfactory to Lender, from lessees of not less than seventy-five percent (75%) of the net rentable area of the Property that are subject to Leases as of the Closing Date.

     3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, reasonable costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender's counsel and all other reasonable third party out-of-pocket expenses incurred by Lender in connection with the origination of the Loan.

     3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Property since the date of the most recent financial statements delivered to Lender. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

     3.1.14 Leases and Rent Roll. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as reasonably requested by Lender and certified copies of all ground leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

     3.1.15 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

     3.1.16 Physical Conditions Reports. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

     3.1.17 Management Agreement. Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be reasonably satisfactory in form and substance to Lender.

     3.1.18 Appraisal. Lender shall have received an appraisal of the Property, which shall be reasonably satisfactory in form and substance to Lender.

     3.1.19 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender.

     3.1.20 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

     IV. REPRESENTATIONS AND WARRANTIES

     Section 4.1 Borrower Representations.

     Borrower represents and warrants as of the date hereof and as of the Closing Date that:

     4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except where failure to possess such rights, licenses, permits and authorizations could not reasonably be expected to have a Material Adverse Effect) and the sole business of Borrower is the ownership, management and operation of the Property. The organizational structure of Borrower is depicted on Schedule III hereof.

     4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other material agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect (other than filings necessary to perfect Lender's Liens) or, if not obtained, could not reasonably be expected to result in a Material Adverse Effect.

     4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's actual knowledge, threatened against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, could not reasonably be expected to have a Material Adverse Effect.

     4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could not reasonably be expected to have a Material Adverse Effect. Borrower is not in default, after giving effect to applicable notice or cure periods, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

     4.1.6 Title. Borrower has (i) good and marketable fee simple title to the real property comprising part of the Property other than the Ground Lease Parcel and (ii) good and marketable leasehold title in, to and under the Ground Lease Parcel and (iii) good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith and the execution and delivery of the Cash Management Agreement and the other Loan Documents, will, to the extent permitted by applicable law, create (a) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and
(b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower's actual knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or could reasonably be expected to become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

     4.1.7 No Bankruptcy Filing. Neither Borrower nor, to Borrower's actual knowledge, any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no actual knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

     4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There has not been any material adverse change in any condition, fact, circumstance or event that would make any financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material adverse respect or could otherwise reasonably be expected to have a Material Adverse Effect.

     4.1.9 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

     4.1.10 Compliance. To Borrower's actual knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. To Borrower's actual knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority except such defaults or violations that could not reasonably be expected to have a Material Adverse Effect. To Borrower's actual knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

     4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent in all material respects the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are actually known to Borrower and could reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no event that could reasonably be expected to have a Material Adverse Effect.

     4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's actual knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

     4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. To Borrower's actual knowledge, all public utilities necessary for the existing use of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. To Borrower's actual knowledge, all roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

     4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

     4.1.16 Separate Lots. To Borrower's actual knowledge based on the Title Insurance Policy, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

     4.1.17  Assessments.   There  are  no  pending  or,  to  Borrower's  actual
knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property that could reasonably be expected to have a Material Adverse Effect, nor has Borrower received written notice of any contemplated improvements to the Property that could reasonably be expected to result in such special or other assessments.

     4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     4.1.19 No Prior Assignment. There are no prior assignments, transfers, hypothecation or pledges of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with existing financing which is to be fully repaid and assignments released upon funding of the Loan.

     4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies (or certificates of insurance evidencing such policies) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy which could reasonably be expected to have a Material Adverse Effect on Borrower, and to Borrower's knowledge no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     4.1.21 Intentionally Deleted.

     4.1.22 Certificate of Occupancy; Licenses. To Borrower's knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as currently used (collectively, the "Licenses"), have been obtained and are in full force and effect or if not, such failure could not reasonably be expected to have a Material Adverse Effect. To Borrower's actual knowledge, the use being made of the Property is in conformity with the Licenses.

     4.1.23 Flood Zone. Except as may be disclosed on the Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

     4.1.24 Physical Condition. To Borrower's actual knowledge, and except as disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in working condition, order and repair in all material respects except conditions that could not reasonably be expected to have a Material Adverse Effect; to Borrower's actual knowledge, and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     4.1.25 Boundaries. To Borrower's actual knowledge, except as may be disclosed on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect materially and adversely the value or marketability of the Property except those which are insured against by title insurance.

     4.1.26 Leases. (a) The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof and the Ground Lease; no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases; the current Leases are in full force and effect and, to Borrower's actual knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder; provided, however, this clause (a) shall not apply to subleases or sub-subleases entered into by tenants without the knowledge or consent of Borrower. (b) No Rent (excluding unapplied security deposits) has been paid more than one (1) month in advance of its due date. To Borrower's actual knowledge, all work to be performed by Borrower under each Lease as of the date hereof has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant except for Unfunded Tenant Allowances. (c) To Borrower's actual knowledge and except as set forth on Schedule I, no tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. (d) Except as otherwise expressly set forth in the Leases, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. (e) The rent roll attached as Schedule I is identical to the rent roll dated as of January 20, 2003 (which rent roll has been previously provided to Lender), except that (i) Arthur Andersen LLP is no longer a tenant at the Property and
(ii) the base rent of VMC Architects has been increased to $5,264.28 per month. Except as otherwise expressly set forth in the Leases, no tenant under any Lease has any right or option for additional space in the Improvements.

     4.1.27 Survey. To Borrower's actual knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any matter affecting the Property or the title thereto which is customarily depicted on surveys and which could reasonably be expected to have a Material Adverse Effect.

     4.1.28 Loan to Value. Based solely on the Appraisal delivered to Lender in connection with the Loan, the maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Property.

     4.1.29 Filing and Recording Taxes. To Borrower's actual knowledge, all mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith.

     4.1.30 Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:

          (a) The  purpose  for  which  Borrower  is  organized  is and shall be limited  solely  to  (i)  owning,  holding,  selling,  leasing,  subleasing transferring, exchanging, operating and managing the Property, (ii) entering into the Loan Documents with Lender, (iii) refinancing the Property in connection with a permitted repayment of the Loan and (iv) transacting any and all lawful business for which a Borrower may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

          (b) Borrower does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary and convenient for and used or to be used in connection with the ownership or operation of the Property.

          (c) Borrower will not engage in any business other than the purposes as set forth in clause (a) above.

          (d) Other than the Management Agreement, Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any such constituent party, owner or guarantor (collectively, the "Related Parties"), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with Borrower or such Related Parties.

          (e) Borrower has not incurred and will not incur any Indebtedness other than (i) the Loan and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided in no event shall such Indebtedness on this clause (ii) (A) exceed, in the aggregate, $4,000,000,
     (B) be evidenced by a note and (C) remain unpaid in excess of sixty (60) days from the date incurred (unless being contested in good faith by Borrower). No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property.

          (f) Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party.

          (g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

          (h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and will not, nor will it permit any Affiliate of Borrower to, amend, modify or otherwise change the organizational documents of Borrower in any material respect which adversely affects its existence as a single purpose entity or its other obligations with respect to the Loan without the prior written consent of Lender.

          (i) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and, except as required or permitted under GAAP, its assets will not be listed as assets on the financial statement of any other Person. Borrower will file its own tax returns and will not file a consolidated federal income tax return with any other Person (except that Borrower may file or may be part of a consolidated federal tax return to the extent required or permitted by applicable law); provided, however, that there shall be an appropriate notation indicating the separate existence of Borrower and its assets and liabilities. Borrower shall maintain its books, records, resolutions and agreements as official records.

          (j) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks or clearly indicate its separate existence in any correspondence sent by it or on its behalf.

          (k) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (l) Neither Borrower nor any Related Party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of material assets of Borrower.

          (m) Borrower will not commingle its assets with those of any other Person and will hold all of its assets in its own name;

          (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

(o) Borrower shall be a single-member limited liability company organized under the laws of the State of Delaware.

          (p) Borrower shall at all times cause there to be at least two duly appointed Independent Managers of Borrower.

          (q) Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

          (r) Borrower shall not pledge its assets for the benefit of any other Person other than with respect to the Loan.

          (s) Borrower shall maintain a sufficient number of employees in light of its contemplated business operations or retain the services of agents or consultants therefor and pay the salaries of such employees, agents or consultants from its own funds.

          (t) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Nonconsolidation Opinion shall be true and correct in all material respects.

     4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

     4.1.32 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease (for purposes of this Section 4.1.32, the terms "Ground Lease" shall be deemed to include the estoppel certificate delivered to Lender from the lessor under the Ground Lease):

          (a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage or the ground lessor has approved and consented to the encumbrance of the Property by the Mortgage. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been delivered to Lender. The Ground Lease may not be canceled, terminated, surrendered or modified without the prior written consent of Lender.

          (b) No Liens. Except for the Permitted Encumbrances, Borrower's interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the ground lessor's related fee interest.

          (c) Ground Lease Assignable. Borrower's interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date). The Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.

          (d) Default. As of the date hereof, to Borrower's actual knowledge, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

          (e) Notice. The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender.

          (f) Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate the Ground Lease.

          (g) Term. The Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date.

          (h) New Lease. The Ground Lease requires the ground lessor to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

          (i) Insurance Proceeds. Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

          (j) Subleasing. The Ground Lease does not impose any restrictions on subleasing.

     4.1.33 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

     4.1.34 Intentionally Deleted.

     4.1.35 Intentionally Deleted.

     4.1.36  Permitted   Encumbrances.   None  of  the  Permitted  Encumbrances,
individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.1.37 Embargoed Person. As of the date hereof, to Borrower's actual knowledge, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

     4.1.38 Unfunded Tenant Allowances. On the Closing Date there are no Unfunded Tenant Allowances except as set forth on Schedule VI.

     Section 4.2 Survival of Representations.

     Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     Section 4.3 Scope of Representations and Warranties.

     Notwithstanding anything herein to the contrary, the representations and warranties made by Borrower under Article IV hereof or in any Loan Document are not given with respect to (a) the fee portion of the Ground Lease or (ii) unless otherwise expressly specified, subleases or sub-subleases under any Lease.

     V. BORROWER COVENANTS

     Section 5.1 Affirmative Covenants.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

     5.1.1 Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property (other than rights, licenses, permits and franchises that could not reasonably be expected to result in a Material Adverse Effect). Except where failure to comply could not reasonably be expected to have a Material Adverse Effect, there shall never be committed by or on behalf of Borrower any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect the Property in accordance with the standards for operating similar buildings, similarly situated, ordinary wear and tear and the occurrence of any casualty or condemnation excepted and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto (other than repairs, renewals, replacements, betterments or improvements that could not reasonably be expected to result in a Material Adverse Effect), all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

     5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof and subject to Borrower's right to contest such Taxes and Other Charges pursuant to and in accordance with the Loan Documents. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall promptly pay for all utility services provided to the Property unless such services are billed directly to tenants by the utility provider. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall not be prohibited by the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

     5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or Property which, if adversely determined, is reasonably like to have a Material Adverse Effect.

     5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof, at Lender's expense, at reasonable hours upon reasonable advance notice, subject to the rights of tenants of the Property. Any such inspections shall be conducted in a manner so as to minimize disruption to the business and operations of Borrower, the Property and any tenants or occupants thereof.

     5.1.5 Notice of Default. Borrower shall promptly advise Lender of any event or condition that could reasonably be expected to have a Material Adverse Effect, or of the occurrence of any Event of Default, in each case, of which Borrower has knowledge.

     5.1.6 Cooperate in Legal Proceedings. Borrower shall reasonably cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority which could reasonably be expected to materially affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy prior to the expiration of any applicable grace or cure periods all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

     5.1.8 Intentionally Deleted.

     5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

(a) execute and deliver to Lender such reasonable documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

     (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     5.1.10 Intentionally Deleted.

     5.1.11 Financial Reporting.

     (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right, at its sole cost and expense, from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (b) Borrower will furnish to Lender annually, within 110 days following the end of each Fiscal Year of Borrower (commencing with Fiscal Year 2003), a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of operations for Borrower and a balance sheet for Borrower. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer or chief accounting officer of Prime Group Realty Trust (or its successor or permitted assign), stating that each such annual financial statement presents fairly in all material respects the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iv) a schedule audited by such independent certified public accountant setting forth a calculation of Net Cash Flow. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether, to such officer's actual knowledge, there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

     (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer or chief accounting officer of Prime Group Realty Trust (or its successor or permitted assigns), stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a rent roll for the subject quarter accompanied by an Officer's Certificate with respect thereto; and (ii) quarterly and year-to-date statements of operations (including Capital Expenditures) prepared for each calendar quarter. In addition, such certificate shall also be accompanied by a certificate of the chief financial officer or chief accounting officer of Prime Group Realty Trust (or its successor or permitted assign) stating that, to such officer's actual knowledge, the representations and warranties of Borrower set forth in Section 4.1.30(e) are true and correct as of the date of such certificate.

     (d) Borrower  shall submit to Lender an Annual Budget not later than thirty
(30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.

     (e) Borrower shall furnish to Lender, within fifteen (15) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

     (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) if requested by Lender, on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

     5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property unless such failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     5.1.13  Title to the  Property.  Borrower  will  warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any actual out-of-pocket losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

     5.1.14 Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all actual, out-of-pocket costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.15 Estoppel Statement. (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note as of the date of such certificate, (iii) the Applicable Interest Rate of the Note as of the date of such certificate, (iv) the date installments of interest and/or principal were last paid, (v) any known offsets or defenses to the payment of the Debt as of the date of such certificate, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and upon request by Borrower, Lender shall within ten (10) days furnish Borrower with a statement, duly authorized and certified setting forth items (i), (ii), (iii) and (iv) above, and whether, to Lender's knowledge, there then exists any Default or Event of Default.

     (b) Borrower shall use reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year.

     5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

     5.1.17 Intentionally Deleted.

     5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, one or more Officer's Certificates certifying to such officer's actual knowledge, as to the accuracy in all material respects of all representations made by Borrower in the Loan Documents as of the Closing Date.

     5.1.19 Intentionally Deleted.

     5.1.20 Leasing Matters.

     (a) Any Leases with respect to the Property written by or on behalf of Borrower after the date hereof, for more than the Material Lease Threshold shall be approved by Lender, which approval shall not be unreasonably withheld. Lender's approval shall not be required with respect to any Leases equal to or less than the Material Lease Threshold.

     (b) Upon request, Borrower shall furnish Lender with executed copies of all Leases, (or, as to subleases, such executed copies as are in Borrower's possession).

     (c) All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates.

     (d) All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially and adversely affect Lender's rights under the Loan Documents.

     (e) All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. (f) Borrower shall:

     (i) observe and perform, in all material respects, the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;

     (ii) enforce the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner which will not materially impair the value of the Property;

     (iii)not amend or modify any of the material terms of or terminate or accept the surrender of any Lease covering more than the Material Lease Threshold without the written consent of Lender which consent shall not be unreasonably withheld;

     (iv) not without the prior written consent of Lender, which consent will not be unreasonably withheld, (1) amend or modify any Lease covering an area equal to or less than the Material Lease Threshold except upon terms which are commercially reasonable and which could not reasonably be expected to have a Material Adverse Effect and, (2) terminate or accept the surrender of any Lease covering an area equal to or less than the Material Lease Threshold, unless as a result of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property;

     (v) not collect any of the Rents more than one (1) month in advance (other than security deposits);

     (vi) not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents);

     (vii)execute and deliver at the request of Lender all such further reasonable assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require; and

   (viii) promptly deliver to Lender any notice received by Borrower from any tenant under a Lease pursuant to which (a) such tenant exercises any option or right set forth in its Lease to terminate or otherwise surrender its Lease as to all or any portion of the Property demised to such tenant pursuant to such Lease or (b) such tenant voluntarily surrenders all or any portion of the Property demised to such tenant pursuant to a Lease and in any such event Borrower shall deliver or cause to be delivered to Lender, as and when paid by any tenant, any payment or other cash consideration payable by such tenant in connection with such termination or surrender provided, however, in the event that the tenant fails to pay such termination payment as and when required by the terms of the applicable lease Borrower shall use commercially reasonable efforts to collect such payment from the applicable tenant. Such amount shall be deposited by Lender in the Rollover Reserve Account and to be disbursed to Borrower in connection with the payment of (i) tenant improvements and leasing commissions incurred by Borrower from time to time in connection with the leasing or re-leasing of the Property and/or (ii) Capital Expenditures. Any amounts so deposited in the Rollover Reserve Account shall not reduce or otherwise affect the amounts required to be deposited by Borrower pursuant to Section 7.3 hereof. The provisions of this Section shall control in the event of any conflict between this Section and any other provision in this Agreement or in the other Loan Documents.

     (g) With regard to any action described in this Section 5.1.20 for which Lender's approval or consent is required, Lender shall not withhold its approval or consent or disapproval to any such action for more than ten (10) Business Days after request for approval or consent thereof has been made by Borrower, accompanied by a detailed description of the request for Lender's approval or consent in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section
          10.6 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either approve or consent to such request or disapprove such request (such disapproval stating the reasons for such disapproval) for more than ten (10) Business Days after receipt thereof, the action which was the subject of said request shall be deemed approved or consented to, as applicable.

     5.1.21 Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld except with respect to alterations that could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that could not reasonably be expected to have a Material Adverse Effect, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the restoration of the Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement or (d) alterations performed by a tenant which such tenant has the right to perform pursuant to the terms of its Lease. If the total unpaid amounts with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Three Million and 00/100 Dollars ($3,000,000) (the "Alterations Threshold Amount"), Borrower shall, upon written request of Lender, promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) Cash,
(B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount (plus any funds in the Required Repair Account or the Rollover Reserve Account that have been designated and set aside for such alterations or Improvements) and applied from time to time at the option of Lender to pay for such alterations or to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property. With regard to any action described in this Section 5.1.21 for which Lender's consent or approval is required, Lender shall not withhold its consent or approval or disapproval to any such action for more than ten (10) Business Days after request for consent or approval thereof has been made by Borrower, accompanied by a detailed description of the request for Lender's consent or approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section 10.6 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either consent or approve such request or disapprove such request (such disapproval stating the reasons for such disapproval) for more than ten (10) Business Days after receipt thereof, the action which was the subject of said request shall be deemed approved or consented to, as applicable.

     5.1.22 Unfunded Tenant Allowances. Borrower shall pay when required by the applicable Lease all Unfunded Tenant Allowances due to the applicable tenant.

     5.1.23 Additional Leasing Deposit. Borrower hereby covenants that on or prior to the date upon which Lender takes title to the Property pursuant to a foreclosure or deed-in-lieu of foreclosure, Borrower shall deposit with Lender an amount equal to the amount by which (i) $6,000,000 exceeds (ii) the aggregate amount expended by Borrower for asbestos abatement, if any, provided such amount was not funded from any Reserve Fund (the "Post-Possession Re-Leasing Escrow Deposit"), which Post-Possession Re-Leasing Escrow Deposit is the agreed upon amount that Lender estimates will be needed for appropriate re-leasing work to be completed at the Property, including any necessary or desired asbestos abatement.

     Section 5.2 Negative Covenants.

     From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

     5.2.1 Operation of Property. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to the Property provided; however, Borrower may, at Borrower's option, replace the Manager with a Qualifying Manager provided that (i) the Qualifying Manager manages the Property pursuant to a Management Agreement reasonably satisfactory to Lender and (ii) the Qualifying Manager executes and delivers to Lender an agreement substantially similar to the "Assignment of Management Agreement"; upon satisfaction of the terms and conditions of (i) and (ii), the replacement manager shall be considered to be "Manager" and all references in this Agreement and the other Loan Documents to "Manager" shall be deemed to refer to said replacement manager, the term "Management Agreement" shall be deemed to refer to the management agreement pursuant to which such replacement manager manages the Property and the term "Assignment of Management Agreement" shall be deemed to refer to the agreement executed and delivered by the replacement manager to Lender. If required by the Rating Agencies, Borrower shall deliver or cause to be delivered to Lender a Nonconsolidation Opinion which may be relied upon by Lender, the Rating Agencies and their respective counsel, successors and assigns, with respect to the new Manager, which Nonconsolidation Opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies as confirmed in writing. With regard to any action described in this Section 5.2.1 for which Lender's consent or approval is required, Lender shall not withhold its consent or approval or disapproval to any such action for more than ten (10) Business Days after request for consent or approval thereof has been made by Borrower, accompanied by a detailed description of the request for Lender's consent or approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section 10.6 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either consent or approve such request or disapprove such request (such disapproval stating the reasons for such disapproval) for more than ten (10) Business Days after receipt thereof, the action which was the subject of said request shall be deemed approved or consented to, as applicable.

     5.2.2 Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances (subject, however, to Borrower's right to contest Taxes or Other Charges pursuant to Section 5.1.2).

     5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other Person, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents or (c) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction.

     5.2.4 Intentionally Deleted.

     5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

     5.2.6 Intentionally Deleted.

     5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a material non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     5.2.8 Intentionally Deleted.

     5.2.9 Intentionally Deleted.

     5.2.10 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

     5.2.11 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

     5.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

     (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

     (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

     (iii)Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or
          (e).

     5.2.13 Transfers. (a) Except as otherwise permitted by the provisions of this Section 5.2.13 or except to the extent permitted elsewhere in the Loan Documents, Borrower will not (i) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of legal or equitable interest in all or any part of the Property, (ii) permit or suffer (by operation of law or otherwise) any sale, assignment, conveyance, transfer or other disposition of any direct or indirect interest in Borrower,
(iii) permit or suffer (by operation of law or otherwise) any mortgage, lien or other encumbrance of all or any part of the Property, (iv) permit or suffer (by operation of law or otherwise) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower, or (v) file a declaration of condominium with respect to the Property.

     (b) A sale or conveyance by Borrower of all of the Property (but not a mortgage, lien or other encumbrance) is permitted provided that the following conditions are satisfied:

                  (i) no Event of Default shall have occurred and be continuing;

                  (ii) the  Person  to whom  the  Property  is sold or  conveyed satisfies the  requirements of a special purpose entity set forth in
            Section 4.1.30 and not less than 51% of the direct or indirect interests of the Person to whom the Property is sold or conveyed are owned and controlled by a Permitted Owner;

                  (iii) Lender has received a Nonconsolidation Opinion which may be relied upon by Lender, the Rating Agencies and their respective successors and assigns, with respect to the sale or conveyance, which Nonconsolidation Opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

                  (iv) the transferee of the Property shall execute an assumption of all of the obligations of the Borrower under the Loan Agreement, the Mortgage and the other Loan Documents, subject, however, to the provisions of Section 9.4 of this Agreement;

                  (v) if following such sale or conveyance,  Manager will not be the property manager of the Property, then the property manager of the Property must be a Qualifying Manager; and

                  (vi) Borrower shall give written notice to Lender of the proposed sale or conveyance not later than fifteen (15) days prior thereto, which notice shall set forth the name of the proposed transferee, identify the owners of such direct and indirect interests of the proposed transferee and set forth the date the sale or conveyance is expected to be effective.

            (c) A transfer or sale (but not a pledge, hypothecation, creation of a security interest in or other encumbrance) of any direct or indirect interests in Borrower are permitted provided that the following conditions are satisfied:

                  (i) such transfer or sale is to a Permitted Owner or to a Person wholly owned by a Permitted Owner;

                  (ii) prior to any such  transfer or sale of direct or indirect ownership interests in Borrower, as a result of either of which (and after giving effect to such transfer or sale), more than 49% of the direct or indirect ownership interests in Borrower shall have been transferred to a person or entity not owning at least 49% of the direct or indirect ownership interests in Borrower on the date of closing, Borrower shall deliver to Lender a Nonconsolidation Opinion which may be relied upon by Lender, the Rating Agencies and their respective successors and assigns, with respect to the proposed transfer or sale, which Nonconsolidation Opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

                  (iii) immediately prior to such transfer or sale no Event of Default has occurred and is continuing;

                  (iv) if following  such transfer or sale,  Manager will not be the property manager of the Property, then the property manager of the Property must be a Qualifying Manager; and

                  (v) Borrower shall give or cause to be given written notice to
            Lender of the proposed transfer or sale not later than fifteen (15) days prior thereto, which notice shall set forth the name of the Person to which the interest in Borrower is to be transferred or sold, identify the proposed transferee and set forth the date the transfer or sale is expected to be effective.

            (d) Borrower agrees to bear and shall reimburse Lender on demand all reasonable out-of-pocket expenses incurred by Lender in connection with any transaction described in subsections (b) and (c) of this Section 5.2.13.

            (e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any violation of this
Section 5.2.13.

            (f) After a Securitization, the provisions of this Section 5.2.13 shall not be modified or amended by Borrower and Lender unless the Rating Agencies have confirmed that such amendment or modification will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities.

            (g) Notwithstanding any provision in this Agreement or in any other Loan Document to the contrary, this Section 5.2.13 shall not restrict the right of (i) any limited partner of Prime Group Realty, L.P. to transfer all or any portion of its limited partnership interest in Prime Group Realty, L.P. or to cause or permit all or any portion of its limited partnership interest in Prime Group Realty, L.P. to be redeemed, (ii) Prime Group Realty, L.P. to issue, transfer or redeem additional limited or general partner units (so long as Prime Group Realty Trust remains the sole general partner of Prime Group Realty, L.P.) or Prime Group Realty Trust to issue additional shares or other equity interests, (iii) Prime Group Realty, L.P. to cause or permit any of its limited partnership interests to be exchanged for common shares of Prime Group Realty Trust, or (iv) the holder of any equity interest, including common or preferred shares, in Prime Group Realty Trust (each an "Equity Holder") to transfer or convert such Equity Holder's interest in Prime Group Realty Trust or to cause or permit such Equity Holder's interest in Prime Group Realty Trust to be redeemed.


(h) This Section 5.2.13 does not restrict Borrower's ability to enter into any Leases, unless such Leases grant the tenant thereunder any rights that, if exercised, would violate the transfer restrictions set forth in this Section 5.2.13.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     Section 6.1 Insurance.

     (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

     (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case
(A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", Borrower shall obtain flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require, provided that such flood hazard insurance shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

     (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Fifty-One Million and No/100 Dollars ($51,000,000) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

     (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured for eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

     (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

     (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

     (vii) umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

     (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Fifty-One Million and No/100 Dollars ($51,000,000);

     (ix) if the Property is located in seismic zone 3 or 4, earthquake insurance with coverage amounts of not less than the product of the "Probable Maximum Loss" applicable to the Property, as set forth in the seismic report satisfactory to Lender prepared by a seismic engineer or other qualified consultant, multiplied by the replacement cost of the Improvements as such replacement cost may be reasonably estimated by Lender, and with a deductible not to exceed 5% of the total insured value at risk; and

     (x) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

     All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The
Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA-" or better by S&P, provided, however, that, notwithstanding the foregoing, the first $1,000,000 of commercial general liability insurance, auto (motor vehicle) liability insurance, workers compensation and employer's liability insurance shall have a claims paying ability rating of "A-" or better by S&P. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender. If Borrower's insurers or reinsurance carriers fail to provide or maintain the ratings set forth in this Section 6.1(b), Borrower may satisfy the applicable ratings requirement of such Section by providing to Lender a "cut-through" endorsement in form and substance approved by Lender issued by an insurer satisfactory to Lender or by such other credit enhancement or guaranty by such other Person, in each event satisfactory to Lender and the Rating Agencies.

     (b) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

     (c) If any Policy required hereunder shall contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, Borrower shall maintain insurance against loss or damage (in an amount at least equal to the outstanding principal indebtedness of the Loan) incurred as a result of acts of terrorism or similar acts of sabotage provided such insurance (i) is commercially available and (ii) can be obtained at a commercially reasonable cost for properties similar in type and size and within the geographic market area of the Property; provided, however, that Borrower shall only be required to maintain such amount of coverage as may be obtained at a cost equal to $600,000 per year.

     (d) All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies of insurance provided for in Section 6.1(a)(v) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially and adversely changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

          (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

     Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the
Property to substantially the same or better condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 6.4. Lender shall make the Insurance Proceeds available to Borrower for the Restoration in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower but not in any event later than thirty (30) days after demand by Lender. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the reasonable expense of an appraisal on behalf of Lender) out of such Insurance Proceeds.

     Section 6.3 Condemnation. Upon becoming aware of the same, Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. Lender shall make the Insurance Proceeds available to Borrower for the Restoration in accordance with the provisions of
Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

     Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

     (a) If the Net Proceeds shall be less than Three Million and No/100 Dollars ($3,000,000.00) and the costs of completing the Restoration are estimated to be less than Three Million and No/100 Dollars ($3,000,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

     (b) If the Net Proceeds are estimated to be equal to or greater than Three Million and No/100 Dollars ($3,000,000.00) or the costs of completing the Restoration are estimated to be equal to or greater than Three Million and No/100 Dollars ($3,000,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i),
(iv), (vi) and (ix) as a result of such damage or destruction, after deduction of Lender's and Borrower's reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of Lender's and Borrower's reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

          (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

               (A) no Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

               (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total net rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration (but subject to any rental abatement provisions set forth in such Leases), notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to ninety percent (90%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after receipt of the Insurance Proceeds or Condemnation Proceeds, as the case may
          be) and shall diligently pursue the same to satisfactory completion;

               (E)  Lender  shall  be  satisfied  that any  operating  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever  the  case  may  be,  will  be  covered  out of (1)  the Net
          Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

               (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six months prior to the Maturity Date, as the same may be extended pursuant to the Extension Options set forth herein, (2) the earliest date required for such completion under the terms of any Leases (but only to the extent such Restoration is required to be completed), (3) such time as may be required under applicable zoning law, ordinance, rule or regulation or
          (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

               (G) the Property and the use thereof after the Restoration is expected to be substantially in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

               (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in material compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

               (I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the related Improvements.

     (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

     (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by a Casualty Consultant. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant which shall not be unreasonably withheld or delayed. All out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean (i) an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed or (ii) such other amount as Borrower established to the reasonable satisfaction of Lender to be customary and reasonable in Chicago, Illinois but in no event less than five (5%) percent of the costs actually incurred. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property (excluding approvals that are conditioned on or require a tenant to complete the build-out of its premises) have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty
Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender in the interest-bearing account into which Net Proceeds have been deposited and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt as set forth in Section 2.3.2, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

     (d) In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     VII. RESERVE FUNDS

     Section 7.1 Required Repair Funds

     7.1.1 Deposits. Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on Schedule II (subject to force majeure delays), and (ii) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt as set forth in Section 2.3.2. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for the Property set forth on such Schedule II hereto to perform the Required Repairs for the Property. Amounts so deposited with Lender shall be held by Lender in an interest bearing account. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

     7.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender,
(iv) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $10,000 (or a lesser amount if the total amount in the Required Repair Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2. After completion of the Required Repairs, all funds remaining in the Required Repair Account shall be paid to Borrower.

     Section 7.2 Tax, Insurance and Ground Rent Escrow Fund

     Borrower shall pay to Lender (a) on the date hereof an amount equal to $1,765,590 with respect to Taxes and (b) on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve
(12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies and (iii) commencing with the Payment Date occurring in February, 2004, one-twelfth of the Ground Rents that Lender reasonably estimates will be payable under the Ground Lease in order to accumulate with Lender sufficient funds to pay all such Ground Rents when due (said amounts in (a), (b) and (c) above hereinafter called the "Tax, Insurance and Ground Rent Escrow Fund"). The Tax, Insurance and Ground Rent Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax, Insurance and Ground Rent Escrow Fund to payments of Taxes, Insurance Premiums and Ground Rents required to be made by Borrower pursuant to this Agreement and under the Mortgage. Lender will not pay Taxes if Borrower instructs Lender that Borrower is contesting the Taxes and provided that Borrower complies with Section 5.1.2. In making any payment relating to the Tax, Insurance and Ground Rent Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax, Insurance and Ground Rent Escrow Fund shall exceed the amounts due for Taxes, Insurance Premiums and Ground Rents pursuant to this Agreement, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax, Insurance and Ground Rent Escrow Fund. Any amount remaining in the Tax, Insurance and Ground Rent Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax, Insurance and Ground Rent Escrow Fund is not or will not be sufficient to pay Taxes, Insurance Premiums and Ground Rents by the dates set forth in (a),
(b) and (c) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies and/or thirty (30) prior to the date the Ground Rents are due under the Ground Lease, as the case may be. Notwithstanding the foregoing, so long as
(A) Borrower provides to Lender evidence reasonably satisfactory to Lender that all insurance premiums otherwise due hereunder have been paid pursuant to Borrower's blanket insurance policy, which policy shall satisfy the conditions of Section 6.1 hereof, and (B) there shall be no Event of Default then continuing, then Borrower shall have no obligation to escrow insurance premiums as set forth in this Section 7.2 with respect to any such insurance covered by Borrower's blanket insurance policy.

     Section 7.3 Rollover Reserve.

     7.3.1 Deposits to Rollover Reserve Fund. Commencing on (a) the date hereof, Borrower shall deposit with Lender an amount equal to $131,302.43, which amount represents the Unfunded Tenant Allowances outstanding on the date hereof and (b) the Payment Date occurring in January, 2004 and on each Payment Date thereafter until and including the Rollover Reserve Termination Date, Borrower shall deposit with Lender an amount equal to the Rollover Reserve Deposit, which amounts shall be deposited with and held by Lender in an interest bearing account for the benefit of Borrower for payment of Rollover Costs. Amounts so deposited shall hereinafter be referred to as the "Rollover Reserve Fund" and the account to which such amounts are held shall hereinafter be referred to as the "Rollover Reserve Account".

     7.3.2 Additional Deposits to the Rollover Reserve Account.

     (a) In the event that on the First Rollover Trigger Date, (i) an IBM Lease Renewal Event shall not have occurred and the amount on deposit in the Rollover Reserve Account does not equal or exceed $9,000,000.00, Borrower shall without notice or demand deposit into the Rollover Reserve Account on the First Rollover Trigger Date an amount equal to the difference between (y) $9,000,000.00 and (z) the sum of (1) the amount then on deposit in the Rollover Reserve Account plus
(2) the amount of any disbursements from the Rollover Reserve Account for Rollover Costs or (ii) an IBM Lease Renewal Event shall have occurred and the amount on deposit in the Rollover Reserve Account does not equal or exceed $6,000,000.00 (after payment of all Rollover Costs in connection with the IBM Lease) Borrower shall, without notice or demand, deposit an amount equal to the difference between (y) $6,000,000.00 and (z) the amount then on deposit in the Rollover Reserve Account (such difference being the "First Required Additional Deposit").

     (b) Provided that an IBM Renewal Event shall not have occurred, in the event that on the Second Rollover Trigger Date, the amount on deposit in the Rollover Reserve Account does not equal or exceed $15,000,000.00, Borrower shall without notice or demand deposit into the Rollover Reserve Account on the Second Rollover Trigger Date an amount equal to the difference between (y) $15,000,000.00 and (z) the sum of (i) the amount then on deposit in the Rollover Reserve Account plus (ii) the amount of any disbursements from the Rollover Reserve Account for Rollover Costs (such difference being the "Second Required Additional Deposit"). If an IBM Renewal Event shall have occurred, then no payments shall be required to be made pursuant to this subsection (b).

     7.3.3 Release of Rollover Reserve Funds. Lender shall make disbursements from the Rollover Reserve Fund to pay Rollover Costs or to reimburse Borrower for Rollover Costs paid or to be paid by Borrower. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $10,000.00 within ten (10) Business days following receipt by Lender of request for disbursement accompanied by copies of the invoices for the Rollover Costs for which payment is requested. If Borrower requests that the disbursement from the Rollover Reserve Fund be made directly to Borrower to reimburse Borrower for Rollover Costs paid by Borrower, the request for disbursement shall be accompanied by evidence reasonably satisfactory to Lender of payment of such costs by Borrower. In addition, if required by Lender, Borrower shall deliver to Lender copies of lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. In connection with any disbursement in excess of $250,000 from the Rollover Reserve Fund (excluding disbursements for leasing commissions) Lender may require an inspection of the Property at Borrower's reasonable expense prior to making a disbursement from the Rollover Reserve Fund in order to verify completion of improvements constituting the Rollover Costs for which reimbursement is sought. All earnings or interest on the Rollover Reserve Fund shall be credited to the Rollover Reserve Fund. Any funds remaining on deposit in the Rollover Reserve Fund upon repayment of all Rollover Costs shall be released to Borrower.

     7.3.4 Letter of Credit.

     (a) In addition to or in lieu of making the payments to the Rollover Reserve Fund, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 7.3.4. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Rollover Reserve Fund shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in the Rollover Reserve Fund pursuant to this Agreement; provided that if the aggregate amount of any Letter of Credit and cash on deposit in the Rollover Reserve Account exceeds the amount required to be on deposit in the Rollover Reserve Account under this Agreement, upon written request of Borrower and provided that no Event of Default is then continuing, Lender will release cash on deposit in the Rollover Reserve Account to Borrower in the amount of such excess.

     (b) Borrower shall give Lender no less than ten (10) days revocable notice of Borrower's election to deliver a Letter of Credit on account of any Rollover Reserve Fund and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith, if any. Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days revocable notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the Rollover Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the Rollover Reserve Fund (excluding any interest that may have accrued) and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

     (c) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine.

     (d) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank; provided, however, that in the event Lender receives any notice referred to in clause (d) hereof and Lender, in its reasonable discretion, determines that the security intended to be provided to Lender by the related Letter of Credit is not thereby materially jeopardized, Borrower shall have ten (10) Business Days following receipt of notice from Lender in which to deliver to Lender a replacement Letter of Credit issued by an Approved Bank; provided, further, that in the event Lender draws on any Letter of Credit upon the happening of an event specified in
(a), (b), (c) or (d) above (but specifically excluding any draw related to the occurrence of an Event of Default), Lender shall return to Borrower the funds so drawn in the event Borrower provides Lender with a replacement Letter of Credit issued by an Approved Bank within thirty (30) days following such draw. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.


     Section 7.4 Asbestos Abatement Reserve.

     7.4.1 Deposits to Asbestos Abatement Reserve Fund Commencing on the Payment Date occurring in January, 2004 and on each Payment Date thereafter until and including December, 2005, Borrower shall deposit with Lender an amount equal to the Asbestos Abatement Deposit, which amounts shall be deposited with and held by Lender in an interest bearing account for the benefit of Borrower for payment of Asbestos Abatement Costs. Amounts so deposited shall hereinafter be referred to as the "Asbestos Abatement Reserve Fund" and the account to which such amounts are held shall hereinafter be referred to as the "Asbestos Abatement Reserve Account".

     7.4.2 Release of Asbestos Abatement Reserve Funds. Lender shall make disbursements from the Asbestos Abatement Reserve Fund to pay Asbestos Abatement Costs or to reimburse Borrower for Asbestos Abatement Costs paid or to be paid by Borrower. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $10,000.00 within ten (10) Business days following receipt by Lender of request for disbursement accompanied by copies of the invoices for the Asbestos Abatement Costs for which payment is requested. If Borrower requests that the disbursement from the Asbestos Abatement Reserve Fund be made directly to Borrower to reimburse Borrower for Asbestos Abatement Costs paid by Borrower, the request for disbursement shall be accompanied by evidence reasonably satisfactory to Lender of payment of such costs by Borrower. In addition, if reasonably required by Lender (and such requirement being customary in such circumstances), Borrower shall deliver to Lender copies of lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. In connection with any disbursement in excess of $250,000 from the Asbestos Abatement Reserve Fund, Lender may require an inspection of the Property at Borrower's reasonable expense prior to making a disbursement from the Asbestos Abatement Reserve Fund in order to verify completion of the abatement work constituting the Asbestos Abatement Costs for which reimbursement is sought. All earnings or interest on the Asbestos Abatement Reserve Fund shall be credited to the Asbestos Abatement Reserve Fund. Any funds remaining on deposit in the Asbestos Abatement Reserve Fund upon repayment of all Asbestos Abatement Costs shall be released to Borrower.

     Section 7.5 Reserve Funds, Generally.

     7.5.1 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

     7.5.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

     7.5.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

     7.5.4 The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

     7.5.5 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     VIII. DEFAULTS

     Section 8.1 Event of Default.

     (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                  (i)...if (A) any payment of principal or interest due pursuant to the Note, this Agreement or any of the other Loan Documents including the payment due on the Maturity Date is not paid on or prior to the date when due or
(B) any other portion of the Debt is not paid on or within five (5) days after the same is due;

                (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable, subject to Borrower's right to contest in accordance with the terms hereof;

               (iii) if the Policies are not kept in full force and effect, or if copies of the Policies are not delivered to Lender within five (5) Business Days after written request;

                (iv) if Borrower transfers or encumbers any portion of the Property in violation of the provisions of Section 5.2.13 of this Agreement or
Article 6 of the Mortgage;

                 (v) if any  representation  or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material and adverse respect as of the date the representation or warranty was made; provided, however, if any representation or warranty made by Borrower herein or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by Borrower shall have been false or misleading in any material respect as of the date the representation or warranty was made, and Borrower, in good faith, did not actually know that the representation or warranty was false or misleading and such representation or warranty is susceptible of being cured, Borrower shall have the right to cure or cause to be cured, such representation or warranty within thirty (30) days of receipt of written notice from Lender; or in the case of any such representation or warranty that is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Borrower shall have (A) commenced to cure or cause the cure of such representation or warranty to be commenced within such thirty
(30) day period, (B) submitted to Lender a certificate setting forth an explanation of the inability to cure such representation or warranty within such thirty (30) day period and describing Borrower's past and intended efforts to cure or cause the cure of, such representation or warranty and (C) thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for up to an additional ninety (90) days;

                (vi) if Borrower or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

               (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or any guarantor under any guarantee issued in connection with the Loan or if Borrower or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such guarantor, upon the same not being discharged, stayed or dismissed within sixty
(60) days;

              (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                (ix) if Borrower breaches (A) any of its negative covenants contained in Section 5.2 or any covenant contained in Section 7.3 hereof or (B) any covenant set forth in Section 4.1.30 hereof if (1) such breach, individually or in the aggregate, could reasonably be expected to terminate Borrower's status as a special purposes entity or (2) such breach continues for ten (10) days after notice to Borrower from Lender, in the case of any breach which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other breach; provided, however, that if such non-monetary breach is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such breach within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach , such additional period not to exceed ninety (90) days;

                 (x) intentionally omitted;

                (xi) if any of the assumptions with respect to Borrower contained in the Nonconsolidation Opinion delivered to Lender in connection with the Loan are or shall become untrue in any material respect unless a replacement Nonconsolidation Opinion acceptable to Lender in its sole discretion is delivered to Lender within ten (10) Business Days of Borrower's receipt of notice of such default;

                 (xii) if a default by Borrower under the Ground Lease occurs and such default shall not have been remedied within the time limit in the Ground Lease for the remedying of such default and as a result thereof, the Ground Lessor cancels or terminates or attempts to cancel or terminate the Ground Lease;

                 (xiii) except as otherwise specifically provided herein or in any other Loan Document, if the Ground Lease is surrendered, cancelled or terminated, or the Ground Lease is materially modified, changed, supplemented, altered or amended without the prior written consent of Lender except in connection with an acquisition by Borrower of the fee estate in accordance with
Section 9.7;

               (xiv) if Borrower shall fail to comply with any of the other terms, covenants or conditions of this Agreement not specified in subsections
(i) to (xiii) above, within the time limit specified in this Agreement or, if no such time limit is specified, for ten (10) days after notice to Borrower from Lender, in the case of any failure which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other failure; provided, however, that if such non-monetary failure is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such failure within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such failure, such additional period not to exceed ninety (90) days; or

              (xiii) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; (b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action available under applicable law or the Loan Documents, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 8.2 Remedies.

     (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in preference or priority to the Property, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

     (c) After the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion but otherwise on the same terms for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof;
provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power and Borrower fails to so sign. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     Section 8.3 Remedies Cumulative; Waivers.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     IX. SPECIAL PROVISIONS

     Section 9.1 Sale of Notes and Securitization.

     At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgage, including, without limitation, to:

     (a) (i) provide such financial and other information with respect to the Property, Borrower and the Manager, (ii) provide budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be reasonably necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

     (b) cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, and true sale and/or lease or any other opinion reasonable and customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

     (c) confirm (or update as appropriate) the representations and warranties as of the closing date of the Securitization set forth in this Agreement; and

     (d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material or economic term of the Loan or (iii) otherwise materially increase Borrower's or Guarantor's obligations or liabilities, or materially decrease Borrower's or Guarantor's rights, under the Loan Documents.

            All third party costs and expenses reasonably incurred by Lender or Borrower in connection with Borrower's complying with requests made under this
Section 9.1 shall be paid by Lender.

     Section 9.2 Securitization Indemnification.

     (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will reasonably cooperate with the holder of the Note, at such holder's cost and expense, in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

     (b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has examined the sections of such memorandum or prospectus, as applicable, relating to Borrower, its Affiliates and the Property specified to Borrower by Lender and such sections, as they relate to Borrower, its Affiliates and the Property, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. ("Lehman") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person or entity who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lehman Group"), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any reasonable, actual and out-of-pocket losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any reasonable, actual and out-of-pocket legal or other expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses
(B) or (C) above only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

     (c) In connection  with filings under the Exchange Act,  Borrower agrees to
(i) indemnify Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any reasonable, actual and out-of-pocket legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property.

     (d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (f) The  liabilities and obligations of both Borrower and Lender under this
Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     Section 9.3 Intentionally Omitted.

     Section 9.4 Exculpation.

     Subject to the qualifications below, the liabilities and obligations of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents are and shall be non-recourse, and Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (i) fraud or intentional material misrepresentation by Borrower or any guarantor in connection with the Loan;

          (ii) intentional waste or willful misconduct of Borrower;

          (iii)the breach of any material representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document subject, however, to any limitations set forth in such documents;

          (iv) the removal or disposal by Borrower of any portion of the Property in violation of the Loan Documents after the occurrence and during the continuance of an Event of Default;

          (v) the misapplication in violation of the Loan Documents or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any Rents following the occurrence and during the continuance of an Event of Default;

          (vi) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

          (vii)Borrower fails to obtain Lender's prior written consent to any voluntary lien (other than subordinate financing) encumbering the Property.

     Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower violates any of the covenants set forth in Section 4.1.30 of this Agreement and as a result thereof, the assets of Borrower are ordered pursuant to a final, non-appealable order to be substantively consolidated with those of any other Person by a court having jurisdiction over a case filed under the Bankruptcy Code, Title 11 of the United States Code; (ii) Borrower fails to obtain Lender's prior written consent to any subordinate financing encumbering the Property; (iii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or hereunder; or (iv) Borrower files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law.

     Section 9.5 Termination of Manager.

     (a) Upon the occurrence and during the continuance of an Event of Default and the acceleration of the Debt under Section 8.1(b) or upon the occurrence of any of the events described in (b) below, Lender may terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender's sole discretion, effective as of the date set forth in Lender's notice to Manager.

     (b) In the event that Manager defaults under any of the terms and provisions of the Management Agreement, which default continues beyond any applicable notice and grace or cure period applicable thereto set forth in the Management Agreement, Lender may direct Borrower to terminate Manager as manager of the Property and terminate the Management Agreement and to replace Manager with a management company acceptable to Lender in Lender's reasonable discretion.

     Section 9.6 Servicer.

     At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and for payment of the regular monthly servicing fee due to the Servicer under the Servicing Agreement.

     Section 9.7 Ground Lease Provisions.


     Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, Borrower hereby warrants, covenants, represents and agrees as follows:

     (a) The Ground Lease. Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease as and when such rent or other charge is payable (provided, however, that Borrower will not be required to pay the same if there are funds in the Tax, Insurance and Ground Rent Escrow Fund), (ii) diligently perform and observe in a timely manner all of the material terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, and (iii) promptly notify Lender of the giving of any written notice by the lessor under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any material respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Mortgage and this Agreement, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, in any material respect (such remedies only to be exercised by Lender after the occurrence and during the continuance of an Event of Default) and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, upon five (5) Business Days notice to Borrower to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment (excluding payments of Ground Rents from the Tax, Insurance and Ground Rent Escrow Fund) or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the terms of the Leases, Lender and any person designated as Lender's agent by Lender shall have, and are hereby granted, the right to enter upon Property at any reasonable time, on reasonable notice time and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrower hereby agrees to pay to Lender within five (5) Business Days after demand, all such sums so paid and expended by Lender (excluding payments of Ground Rents from the Tax, Insurance and Ground Rent Escrow Fund), together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgage. If the lessor under the Ground Lease shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord's interest in all or any part of the Ground Lease Parcel, unless, in each such case, the written consent of Lender shall have been first had and obtained, which approval shall not unreasonably be withheld.

     (b) Subleases. Each Lease of any portion of the parcel subject to the Ground Lease hereafter made and each renewal of any existing such Lease shall provide, to the effect, that termination of the Ground Lease shall not, in any event, result in the termination of such Lease and upon foreclosure of the Mortgage, such Lease shall not terminate and the tenant thereunder shall attorn to Lender or the purchaser at the sale of the Property on such foreclosure, as the case may be, which attornment may be conditioned upon delivery of a non-disturbance agreement reasonably acceptable to such tenant and to Lender.

     (c) No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Loan shall remain unpaid, unless Lender shall otherwise consent, the fee title to the Ground Lease Parcel and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender, or in any other person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Lender's election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender's rights in connection with the portion of the Property not so released.

     (d) Borrower's Acquisition of Fee Estate. In the event that Borrower, so long as any portion of the Loan remains unpaid, shall be the owner and holder of the fee title to that portion of the Ground Lease Parcel subject to the Ground Lease, the Lien of the Mortgage shall be spread to cover Borrower's fee title to such portion of the Ground Lease Parcel and said fee title shall be deemed to be included in the Ground Lease Parcel. Borrower agrees, at its sole cost and expense, including without limitation Lender's reasonable attorneys' fees, to
(i) execute any and all documents or instruments necessary to subject its fee title to such portion of the Ground Lease Parcel to the lien of the Mortgage; and (ii) provide a title insurance policy which shall insure that the lien of the Mortgage is a first lien (subject to Permitted Encumbrances) on Borrower's fee title to such portion of the Ground Lease Parcel. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Lender or its designee shall acquire from the landlord thereunder another lease of the Ground Lease Parcel, Borrower shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

     (e) Rejection of the Ground Lease.

     (i) If the Ground Lease is terminated by the landlord thereunder for any reason in the event of the rejection or disaffirmance of the Ground Lease by the landlord thereunder pursuant to the Bankruptcy Code or any other law affecting creditor's rights, (i) Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) the Mortgage and all the Liens, terms, covenants and conditions of the Mortgage shall extend to and cover Borrower's possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Borrower hereby assigns irrevocably to Lender, Borrower's rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against the landlord under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

     (ii) Borrower hereby assigns to Lender Borrower's right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender's request, to the extent not prohibited by the terms of the Ground Lease and applicable law Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting the Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender's agreement to cure any existing defaults of Borrower under the Ground Lease and to provide adequate assurance of future performance of Borrower's obligations thereunder.

     (iii) Borrower hereby assigns to Lender Borrower's right to seek an extension of the 60-day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender's request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting such Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender's agreement to cure any existing defaults of Borrower under the Ground Lease and to provide adequate assurance of future performance of Borrower's obligations thereunder.

     (iv) Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor's rights, any property of Borrower not removed from the Ground Lease Parcel by Borrower as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by Borrower within ten (10) days of receipt by Borrower of an invoice for such removal costs and expenses.

     X. MISCELLANEOUS

     Section 10.1 Survival.

     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     Section 10.2 Lender's Discretion.

     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender. Whenever pursuant to this Agreement or any other Loan Documents, Lender agrees that its consent or approval will not be unreasonably withheld, the applicable provision shall be interpreted to mean that Lender's consent or approval will not be unreasonably withheld, delayed or conditioned.

     Section 10.3 Governing Law.

            (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

     Section 10.4 Modification, Waiver in Writing.

            No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.5 Delay Not a Waiver.

            Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 10.6 Notices.

            All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (c) by telecopier (with answer back acknowledged and also sent by a method described in clause (a) or (b) above ), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

      If to Lender:     Lehman Brothers Bank FSB
                        399 Park Avenue
                        New York, New York 10022
                        Attention: Scott Weiner
                        Facsimile No.: (646) 758-4872

      with copies to:   Lehman Brothers Bank FSB
                        745 Seventh Avenue
                        New York, New York 10019
                        Attention: Gary Taylor
                        Facsimile No.: (646) 758-2256

                        and

                        Cadwalader, Wickersham & Taft
                        100 Maiden Lane
                        New York, New York 10038
                        Attention:  Fredric L. Altschuler, Esq.
                        Facsimile No. (212) 504-6666

      If to Borrower:   c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois 60601
                        Attention: Louis G. Conforti
                        Facsimile No. (312) 917-1597

      With a copy to:   c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois 60601
                        Attention: James F. Hoffman
                        Facsimile No. (312) 917-1684

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

     Section 10.7 Trial by Jury.

            BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY HERETO.

     Section 10.8 Headings.

            The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.9 Severability.

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.10 Preferences.

            Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 10.11 Waiver of Notice.

            Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 10.12 Remedies of Borrower.

            In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment unless it is determined in such action that Lender acted arbitrarily, capriciously or in bad faith. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 10.13 Expenses; Indemnity.

     (a) Except to the extent otherwise provided in this Agreement or the other Loan Documents, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) except as specifically stated otherwise, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
(vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents;
(vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other actual, out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     Section 10.14 Schedules Incorporated.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 10.15 Offsets, Counterclaims and Defenses.

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower; provided, however, that nothing herein is intended to or shall act as a waiver of release of (a) such assignor, or (b) any such assignee if such assignee continues the act or omission giving rise to such offset, counterclaim or defense.

     Section   10.16  No  Joint   Venture  or   Partnership;   No  Third   Party
Beneficiaries.

     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17 Publicity.

     All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender which consent shall not be unreasonably withheld and provided, however, Lender's prior written approval shall not be required with regard to any filings required by applicable law to be made by Borrower with any Governmental Authority. Lender will be deemed to have approved any news releases, publicity or advertising under this Section 10.17 if Lender does not object in writing to such news releases, publicity or advertising within three (3) Business Days of receipt thereof from Borrower.

     Section 10.18 Waiver of Marshalling of Assets.

     To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

     Section 10.19 Waiver of Counterclaim.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     Section 10.20 Conflict; Construction of Documents; Reliance.

     In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     Section 10.21 Brokers and Financial Advisors.

     Borrower and Lender hereby represent to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agrees to indemnify the other, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender, as the case may be, in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     Section 10.22 Component Notes. Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to or in connection with a Securitization to require Borrower to execute and deliver "component" notes (including senior and junior notes), which notes may be paid in such order of priority as may be designated by Lender, provided that (i) the aggregate principal amount of such "component" notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such "component" notes, (ii) the weighted average interest rate of all such "component" notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such "component" notes, (iii) the debt service payments on all such "component" notes shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes and (iv) the other terms and provisions of each of the "component" notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrower, at Lender's cost and expense, shall cooperate with all reasonable requests of Lender in order to establish the "component" notes and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any Rating Agency, including, without limitation, the severance of security documents if requested.

     It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 10.22 after expiration of ten
(10) Business Days after notice thereof.

     Section 10.23 Mezzanine Loan Option.

     Lender shall have the right at any time to divide the Loan into two parts (the "Mezzanine Option"): a mortgage loan (the "Mortgage Loan") and a mezzanine loan (the "Mezzanine Loan"). The principal amount of the Mortgage Loan plus the principal amount of the Mezzanine Loan shall equal the outstanding principal balance of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan. In effectuating the foregoing, Mezzanine Lender will make a loan to Mezzanine Borrower (as hereinafter defined); Mezzanine Borrower will contribute the amount of the Mezzanine Loan to Borrower (in its capacity as Borrower under the Mortgage Loan, "Mortgage Borrower") and Mortgage Borrower will apply the contribution to pay down the Loan to its Mortgage Loan amount; provided that such payment will be without premium or penalty (notwithstanding
Section 2.3.1(a)) and will be made on a Payment Date unless Lender waives any Breakage Costs or other costs. The Mortgage Loan and the Mezzanine Loan will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Mortgage and the other Loan Documents except as follows:

            (a) Lender (in its capacity as the lender under the Mortgage Loan, the "Mortgage Lender") shall have the right to establish different interest rates and debt service payments for the Mortgage Loan and the Mezzanine Loan and to require the payment of the Mortgage Loan and the Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Mortgage Loan and the Mezzanine Loan shall equal the amount of the Loan immediately prior to the creation of the Mortgage Loan and the Mezzanine Loan, (ii) the weighted average interest rate of the Mortgage Loan and the Mezzanine Loan shall on the date created equal the interest rate which was applicable to the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan and
      (iii) the debt service payments on the Mortgage Loan note and the Mezzanine Loan note shall on the date created equal the debt service payment which was due under the Loan immediately prior to creation of a Mortgage Loan and a Mezzanine Loan.

            (b) The borrower under the Mezzanine Loan ("Mezzanine Borrower") shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Mortgage Borrower. The security for the Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Mortgage Borrower.

            (c) Mezzanine Borrower and Mortgage Borrower shall, at Lender's cost and expenses, cooperate with all reasonable requests of Lender in order to convert the Loan into a Mortgage Loan and a Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. Lender shall pay all costs and expenses in connection with the creation of the Mortgage Loan and the Mezzanine Loan and all requirements relating thereto (including Borrower's reasonable attorneys fees).

            It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 10.23 after expiration of ten (10) Business Days after notice thereof.

     Section 10.24 Prior Agreements.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the application dated January 30, 2003 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                330  N.  Wabash  Avenue,   L.L.C.,   a  Delaware
                                limited liability company

                                By:   330  N.  Wabash   Mezzanine,   L.L.C.,   a
                                      Delaware limited  liability  company,  its
                                      Sole Member

                                      By:  77 West Wacker  Limited  Partnership,
                                           an Illinois limited partnership,  its
                                           Sole Member

                                           By:  Prime  Group  Realty,   L.P.,  a
                                                Delaware  limited   partnership,
                                                its Administrative Member

                                                By:  Prime Group  Realty  Trust,
                                                     a  Maryland   real   estate
                                                     investment    trust,    its
                                                     Managing General Partner

                                                     By:   /s/ Louis G. Conforti
                                                           ---------------------
                                                           Louis G. Conforti
                                                           Co-President



                              LEHMAN BROTHERS BANK FSB, a federal stock savings bank


                              By:  /s/ Charlene Thomas
                                   --------------------
                            Name:  Charlene Thomas
                           Title:  Vice President

                                   SCHEDULE I

                        LEASES; ASSIGNMENTS AND SUBLEASES

                                 (see attached)

                             [Intentionally omitted]

                                   SCHEDULE II

                  REQUIRED REPAIRS; DEADLINES FOR COMPLETION

Borrower shall have twelve (12) months to complete all deferred maintenance items on the attached schedule.

                             [Intentionally omitted]

                                  SCHEDULE III


                            ORGANIZATIONAL STRUCTURE

                                 (see attached)

                             [Intentionally omitted]

                                   SCHEDULE IV


                           DESCRIPTION OF GROUND LEASE

Lease dated December 20, 1968 between Marion Ortseifen Kane and Philip J. Reddy, as Trustees, as to an undivided one-half interest; Peter F. McNamee, Thomas J. Kane and Thomas J. Kane III, as Trustees, as to an undivided one-half interest and Marion Ortseifen Kane and Thomas J. Kane (collectively, "Lessor") and International Business Machines Corporation ("Lessee"), a memorandum of which was filed for record on January 10, 1969, as document number 20724873 in the Office of the Recorder, Cook County, Illinois, the interest of Lessee having been assigned by International Business Machines Corporation to BRE/Wabash L.L.C. by Assignment, Acceptance and Assumption Agreement dated August 30, 1996 and recorded September 3, 1996 as document number 96671600, the interest of Lessee having been further assigned by BRE/Wabash L.L.C. to 330 N. Wabash Avenue, L.L.C. by Assignment, Acceptance and Assumption Agreement dated December 13, 1999 and recorded December 16, 1999 as document number 09168808.

                                   SCHEDULE V

                                    RESERVED

                                   SCHEDULE VI

                           UNFUNDED TENANT ALLOWANCES

                             [Intentionally omitted]

                                  SCHEDULE VII

          REQUIREMENTS FOR REPLACEMENT INTEREST RATE CAP AGREEMENTS

            The Replacement Interest Rate Protection Agreement shall comply with the following requirements:

o be issued by an Acceptable Counterparty and must at all time be issued by an Acceptable Counterparty;

o    be based on the 1992 ISDA Agreement subject to the 2000 Definitions;

o once the cap premium is paid by or on behalf of Borrower, it cannot default (Paragraph 4 of the May 1989 ISDA Addendum to Schedule to Interest Rate and Currency Exchange Agreement or similar language must be incorporated by reference);

o be coterminous with the Loan (after giving effect to any Extension Options to extend the Maturity Date of the Loan then being exercised);

o have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan;

o obligate the Counterparty thereunder to pay an amount equal to the amount by which the LIBOR Rate on the Loan exceeds the Strike Price applicable to the then outstanding principal balance of the Loan; Payments made by the Counterparty must be based on accrual periods, payment dates, accrual methodologies and LIBOR that matches those under the Loan;

o if the Counterparty is a Multi-Branch party, the Counterparty must be operating out of a U.S. or London branch;

o have the following provisions incorporated in the 1992 ISDA Agreement subject to the 2000 Definitions:

     o Section 5(a)(ii), (iii), (iv), (v), (vii) and (viii) defaults will not apply to Borrower;
     o    Cross Default will not apply;
     o    Credit Event upon Merger will not apply;
     o "Automatic Early Termination" provision in Section 6(a) will not apply;
     o    No legal opinion will be provided by Borrower;
     o Market Quotation and Second Method will be used for the purposes of computing amounts payable on early termination;
     o    The definition of Affiliate will not apply;
     o    Specified Entities will not apply;

o    Transaction will be governed by New York law;

o For the purposes of Section 6(e) of the ISDA Master Agreement, set-off will not apply.

o The Counterparty will not be permitted to terminate the cap under Section 5(b)(ii) of the ISDA Master Agreement if the Counterparty is the Affected Party.

o The Counterparty will not be permitted to terminate the cap under Section 5(b)(iii) of the ISDA Master Agreement if the Counterparty is the Burdened Party

o If the transaction will be guaranteed by a parent of the Counterparty to provide a required rating, the guarantee obviously needs to be unconditional, irrevocable, continuing and a guarantee of payment, not collection;

o Counterparty (and any guarantor) must provide a New York opinion of counsel satisfactory to the Rating Agencies substantially in the form required by
     Section 2.7(f) and if the Counterparty is a non-US entity, a foreign opinion must be provided as well which must include the following:

o    Agreement is legal/valid/binding against Counterparty;

o Payment under cap are equal priority with all Counterparty's other obligations

o    Jurisdiction where Counterparty is located will regard law of NY

o Judgment from NY will be enforced in jurisdiction where Counterparty is located

o If Counterparty or a guarantor is located in a foreign jurisdiction, no withholding or similar taxes will apply to any payments made under the Interest Rate Cap Agreement or under any guaranty.

o Additional Termination Event on a downgrade of the Counterparty below AA-/Aa3, with the Counterparty responsible for paying breakage.

o Except as set forth above, be identical to the Interest Rate Protection Agreement delivered to Lender on the Closing Date.

CWT\NYLIB4\657495.12

                                  SCHEDULE VIII

              FORM OF ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

                              COLLATERAL ASSIGNMENT
                      OF INTEREST RATE PROTECTION AGREEMENT

      This Collateral Assignment of Interest Rate Protection Agreement (this "Assignment"), made as of March 10, 2003, by 330 N. Wabash Avenue, L.L.C., a Delaware limited liability company ("Assignor"), in favor of Lehman Brothers Bank FSB ("Assignee").

      WHEREAS, Assignor and Assignee have entered into that certain Loan Agreement of even date herewith (as amended, modified or supplemented and in effect from time to time, the "Loan Agreement"); and

      WHEREAS, the parties wish to set forth certain understandings with respect to the Collateral (as defined below);

      NOW, THEREFORE, the parties agree as follows:

     1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has assigned, as collateral, to Assignee, all of its right, title and interest in, to and under that certain confirmation attached hereto as Exhibit A (including, without limitation, all schedules thereto) (collectively, the "Agreement"), by and between Assignor and Lehman Brothers Derivative Products Inc., as counterparty ("Counterparty"), and all of Assignor's right, title and interest in, to and under all other documents executed and/or delivered in connection with and/or secured by the Agreement, including, without limitation, all of Assignor's right, title and interest in any collateral, demands, causes of action, bank accounts, other accounts, investment property, general intangibles and supporting obligations, and any other collateral or documents arising out of and/or executed and/or delivered with respect to the Agreement, all rights and benefits of Assignor related to the Agreement, and such claims and choses in action related to the Agreement and such documents, and all of Assignor's rights, title and interests therein and thereto, and the Assignor hereby grants to Assignee a security interest in and to the Agreement and the foregoing and all proceeds (within the meaning of Sections 9-102(a)(64) and 9-315 of the Uniform Commercial Code adopted in the State of New York) thereof (the "Collateral"), to have and to hold the same, unto Assignee, its successors and assigns.

     2. Each party to the Agreement, by its execution of this Assignment, hereby consents to the assignment of the Collateral and the other terms hereof (including, without limitation, the second sentence of Paragraph 3 hereof), and Assignor and Counterparty agree that Counterparty will make any payments to become payable under or pursuant to the Agreement directly to the Assignee until such time as this Assignment is terminated or otherwise canceled (written notice of which termination or cancellation shall be promptly provided by Assignee to Counterparty), at which time the Counterparty will be authorized to make payments to or on behalf of Assignor. All such payments by Counterparty to Assignee made in accordance with the Agreement and this Assignment shall discharge any obligation Counterparty would otherwise have to Assignor with respect thereto. Assignor and Counterparty agree that Assignee shall have no obligation to make any payments required to be made by Assignor under the Agreement.

     3. Assignor hereby covenants and agrees that Assignor shall not, without first obtaining Assignee's or its successor's or assign's written consent, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operations of law or otherwise, and whether or not for consideration) the Agreement except in connection with transfers permitted without Assignee's consent or approved by Assignee pursuant to the Loan Agreement. Assignor and Counterparty hereby covenant and agree that until such time as this Assignment is terminated or otherwise canceled pursuant to Paragraph 4 hereof, Assignor and Counterparty shall not, without first obtaining Assignee's or its successor's or assign's written consent, amend, modify, cancel or terminate the Agreement.

     4. This Assignment shall terminate upon the payment in full of the Debt (as defined in the Loan Agreement); it is agreed that the Debt shall be deemed to exist if the collateral for the Loan (as defined in the Loan Agreement) is transferred by judicial or non-judicial foreclosure or transfer in lieu thereof.

     5. In consideration of the foregoing agreements by Counterparty, Assignor and Assignee agree that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Assignee in respect of this Assignment, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Assignee and (iii) Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, other than those ultimately determined to be caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

     6. If Assignee receives any payments under the Agreement (other than a payment by reason of a Termination Event under the Agreement) and no Event of Default has occurred and is continuing under the Loan Agreement, Assignee shall promptly deposit same in the Lockbox Account under that certain Cash Management Agreement between Assignor, Assignee, the Agent thereunder and Prime Realty Group, L.P. of even date herewith. If Assignee receives any payments under the Agreement during the existence of an Event of Default under the Loan Agreement or by reason of a Termination Event under the Agreement, Assignee shall have the right to hold same, to deposit same in such Lockbox Account or to apply same to any portion of the Debt (as defined in the Loan Agreement) in any order it desires or, if the Agreement has been partially or wholly terminated, to apply same to the cost of acquiring another interest rate protection agreement in form and substance, and from a counterparty, satisfactory to Assignee in all respects.

     7. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

     8. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns. The rights of Assignee under this Assignment may be assigned to any holder of the Loan in its entirety and the Counterparty by its signature below consents to such assignment.

     9. This Assignment may be amended or modified only by a written instrument signed by the parties hereto.

     10. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

     11. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

                                 [Signature page follows]

      IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed and delivered as of the date set forth above.


                               Assignor:

                                330  N.  Wabash  Avenue,   L.L.C.,   a  Delaware
                                limited liability company


                                By:   330  N.  Wabash   Mezzanine,   L.L.C.,   a
                                      Delaware limited  liability  company,  its
                                      Sole Member


                                By: 77 West Wacker Limited Partnership, an Illinois limited partnership, its Sole Member


                                By:             Prime  Group  Realty,   L.P.,  a
                                                Delaware  limited   partnership,
                                                its Administrative Member


                                By: Prime Group Realty Trust, a Maryland real estate
                                                     investment    trust,    its
                                                     Managing General Partner


                                                      By:    -------------------
                                                             Louis G. Conforti
                                                             Co-President

                               Assignee:



                               Lehman Brothers Bank FSB, a federal stock savings bank


                               By:____________________________________
                                   Name:
                                   Title:

                               ACKNOWLEDGED AND AGREED:



                                  Counterparty:



                               Lehman Brothers Derivative Products Inc.


                               By:___________________________
                                  Name:
                                  Title:

                                    EXHIBIT A

                                  Confirmation

                             [Intentionally omitted]

                                   SCHEDULE IX

                           IDENTIFICATION OF IBM LEASE

Lease dated August 30, 1996 by and between BRE/Wabash L.L.C, as landlord and International Business Machines Corporation, as tenant.